Exhibit 99.1

NOBLE ENERGY, INC.

401(k) PLAN

(As Amended and Restated Effective as of January 1, 2015)

NOBLE ENERGY, INC.

401(k) PLAN

(As Amended and Restated Effective as of January 1, 2015)

-ii-

NOBLE ENERGY, INC.

401(k) PLAN

(As Amended and Restated Effective as of January 1, 2015)

THIS 401(k) PLAN, made and executed by NOBLE ENERGY, INC., a Delaware corporation (the “Company”),

W  I  T  N  E  S  S   E  T  H  T  H  A  T:

WHEREAS, the Company has heretofore established for the benefit of its employees a qualified profit sharing plan now known as the Noble Energy, Inc. 401(k) Plan; and

WHEREAS, the Company now desires to continue said profit sharing plan without interruption by amending and restating its plan document in its entirety to provide for Roth contributions, to incorporate the plan’s previous amendments into a single document and to make certain other changes effective as of January 1, 2015;

NOW, THEREFORE, in consideration of the premises and pursuant to the provisions of Section 8.1 thereof, the Noble Energy, Inc. 401(k) Plan as in effect on December 31, 2014, is hereby amended and restated in its entirety effective as of January 1, 2015, to read as follows:

ARTICLE I.

DEFINITIONS AND CONSTRUCTION

Section 1.1 Definitions. Unless the context clearly indicates otherwise, when used in this Plan:

(a) “Affiliated Company” means any corporation or organization, other than an Employer, which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) or of an affiliated service group (within the meaning of Section 414(m) of the Code) with respect to which an Employer is also a member, and any other incorporated or unincorporated trade or business which along with an Employer is under common control (within the meaning of the regulations from time to time promulgated by the Secretary of the Treasury pursuant to Section 414(c) of the Code); provided, however, that for the purposes of Section 10.3, Section 414(b) and (c) of the Code shall be applied as modified by Section 415(h) of the Code.

(b) “After-Tax Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to amounts credited to his or her After-Tax Account under the Previous Plan as in effect on December 31, 2014.

(c) “Basic Compensation” means the cash remuneration, including overtime, shift differential payments and differential wage payments (within the meaning of Section 3401(h)(2) of the Code), payable by an Employer to an Employee for personal services rendered to the Employer prior to reduction for any 401(k) Contributions made by such Employer to this Plan on behalf of such Employee and prior to reduction for any compensation reduction amounts elected by such Employee for qualified transportation fringe benefits (within the meaning of Section 132(f) of the Code) or benefits pursuant to the Noble Energy, Inc. Cafeteria Plan, but excluding incentive payments, bonuses, allowances, commissions, deferred compensation payments, severance pay and any other extraordinary remuneration; provided, however, that (A) the Basic Compensation of an Employee shall not include any amount paid or treated as paid to an Employee after his or her severance from employment unless such amount would otherwise be Basic Compensation, is paid or treated as paid by the later of 2 1/2 months after severance from employment or the end of the Plan Year that includes the date of severance from employment and is described in Treasury Regulation section 1.415(c)-2(e)(3)(ii) (relating to regular pay after severance from employment) or 1.415(c)-2(e)(3)(iii) (relating to certain leave cashouts), and (B) the Basic Compensation of an Employee taken into account under the Plan for any Plan Year commencing after December 31, 2001, shall not exceed $200,000 (as adjusted to take into account any cost-of-living increases authorized pursuant to Section 401(a)(17)(B) of the Code).

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Employee Benefits Committee appointed by the Board of Directors of the Company to administer the Plan.

(f) “Company” means Noble Energy, Inc.

(g) “Company Stock” means the common stock of Noble Energy, Inc.

(h) “Compensation” means the sum of (i) wages within the meaning of Section 3401(a) of the Code (including differential wage payments (within the meaning of Section 3401(h)(2) of the Code)) and all other payments of remuneration to an Employee by an Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code), (ii) any elective deferrals (within the meaning of Section 402(g)(3) of the Code) made by an Employer on behalf of such Employee, including any 401(k) Contributions made by an Employer to this Plan on behalf of such Employee, (iii) any salary reduction amounts elected by such Employee for the purchase of benefits pursuant to a cafeteria plan (within the meaning of Section 125(d) of the Code) maintained by an Employer, and (iv) any salary reduction amounts elected by such Employee for qualified transportation fringe benefits (within the meaning of Section 132(f) of the Code); provided, however, that (A) for purposes of Section 10.3, the Compensation of an Employee shall not include any amount paid or treated as paid to an Employee after his or her severance from employment unless such amount would otherwise be Compensation, is paid or treated as paid by the later of 2 1⁄2 months after severance from employment or the end of the Plan Year that includes the date of severance from employment and is described in Treasury Regulation section 1.415(c)-2(e)(3)(ii) (relating to regular pay after severance from employment) or 1.415(c)-2(e)(3)(iii) (relating to certain leave cashouts and deferred compensation), and (B) except for purposes of determining whether an Employee is a Highly Compensated Employee or a Key Employee within the meaning of Section 9.1(c), the Compensation of an Employee taken into account under the Plan for any Plan Year commencing after December 31, 2001, shall not exceed $200,000 (as adjusted to take into account any cost-of-living increases authorized pursuant to Section 401(a)(17)(B) of the Code).

(i) “Compensation Committee of the Board” means the Compensation, Benefits and Stock Option Committee of the Board of Directors of the Company.

(j) “Covered Employee” means any Employee other than an Employee who is (i) a nonresident alien who receives no earned income from an Employer which constitutes income from sources within the United States, (ii) an individual who is treated by an Employer at the time of the performance of his or her services as a summer intern, a leased employee (within the meaning of Section 414(n) of the Code) or an independent contractor for federal income tax purposes, regardless of any subsequent employment, retroactive reclassification or retroactive treatment of such individual as an Employee, or (iii) a member of a collective bargaining unit with which an Employer negotiates and with respect to whom no coverage under this Plan has been provided by collective bargaining agreement.

(k) The “Early Retirement Date” of a Participant means the day such Participant has both attained the age of 55 years and completed a five-year Period of Service.

(l) “Employee” means any individual employed by an Employer.

(m) “Employer” shall include the Company and any other incorporated or unincorporated trade or business which may subsequently adopt this Plan with the consent of the Chief Executive Officer of the Company.

(n) “Employer Matching Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to (i) Matching Contributions made by an Employer for such Participant pursuant to Section 3.2 and forfeitures applied pursuant to Section 3.7 to reduce the amount of such contributions for such Participant, and (ii) any amounts credited to his or her Employer Matching Account under the Previous Plan as in effect on December 31, 2014.

(o) “Employment Date” means the date an Employee first performs an Hour of Service.

(p) “401(k) Contribution” means a contribution made by an Employer to this Plan on behalf of a Participant pursuant to Section 3.1.

(q) “Highly Compensated Employee” means for a Plan Year:

(1) any Employee who during such Plan Year or the preceding Plan Year was at any time a 5-percent owner (as defined in Section 416(i)(1) of the Code) of an Employer or Affiliated Company; or

(2) any Employee who during the preceding Plan Year received Compensation greater than $80,000 (as adjusted to take into account any cost-of-living increases authorized pursuant to Section 414(q)(1) of the Code) and is in the group consisting of the top 20% (when ranked on the basis of Compensation received during such preceding year) of all Employees, except those excluded pursuant to Section 414(q)(5) of the Code.

Solely for purposes of this definition, (i) an employee of an Affiliated Company shall be deemed to be an Employee, (ii) compensation received from an Affiliated Company shall be deemed to be Compensation, and (iii) a nonresident alien who receives no earned income from an Employer or Affiliated Company which constitutes income from sources within the United States shall not be considered an Employee.

(r) “Hour of Service” means an hour for which an Employee is directly or indirectly compensated or entitled to compensation (including back pay, regardless of mitigation of damages) by an Employer for the performance of duties for an Employer or for reasons (such as vacation, sickness or disability) other than the performance of duties for an Employer. Leaves of absence shall be granted by an Employer to its Employees on a uniform, nondiscriminatory basis. An Employee’s Hours of Service shall be credited to the appropriate Plan Years or eligibility computation period determined in accordance with the provisions of Section 2530.200b-2(b) and (c) of the Department of Labor Regulations, which are incorporated herein by this reference. In determining Hours of Service for the purposes of this Plan, periods of employment by an Affiliated Company and periods of employment as a leased employee (within the meaning of Section 414(n) of the Code) of an Employer or Affiliated Company shall be deemed to be periods of employment by an Employer. A leased employee (within the meaning of Section 414(n) of the Code) means any person who is not an employee of the recipient of the services performed and who provides services to the recipient if (i) such services are provided pursuant to an agreement between the recipient and any other person, (ii) such person has performed such services for the recipient (or for the recipient and related persons) on a substantially full-time basis for a period of at least one year, and (iii) such services are performed under primary direction or control by the recipient.

(s) “Matching Contribution” means a contribution made by an Employer to this Plan pursuant to Section 3.2.

(t) The “Normal Retirement Date” of a Participant means the day such Participant attains the age of 65 years.

(u) “One Year Break in Service” means a 12 consecutive month Period of Severance during which an Employee fails to complete a single Hour of Service.

(v) “Participant” means any individual who has satisfied the eligibility and participation requirements of Article II (or whose account balance under another plan was transferred to this Plan), and whose Vested Interest under this Plan has not been fully distributed.

(w) “Period of Service” means the sum, rounded downward to the nearest whole year, of each period of time commencing with an Employee’s Employment Date or Reemployment Date and ending on the first date thereafter a Period of Severance begins (except as provided in the “Period of Severance” definition below in the case of an Employee’s maternity or paternity leave of absence). Included in such sum to be credited to an Employee shall be each period of time during which the Employee is on an authorized leave of absence for reasons of vacation, sickness, layoff or another occasion designated and applied by an Employer or Affiliated Company on a nondiscriminatory basis, but in no event exceeding one year in length. A Period of Service also includes any Period of Severance of less than 12 consecutive months. If an Employee who has no Vested Interest incurs a One Year Break in Service, such Employee shall forfeit his or her prior Period of Service unless he or she completes an additional one-year Period of Service before the number of his or her consecutive One Year Breaks in Service equals five.

Any provision of this Plan to the contrary notwithstanding, in determining the Period of Service to be credited under the Plan (i) to a Participant who was first employed by an Employer during the 12-month period ending on October 31, 1997, any employment of such Participant by Energy Development Corporation during the 60-month period ending on October 31, 1996, shall be deemed to be employment by an Employer, provided, however, that employment by Energy Development Corporation shall not be taken into account for purposes of determining the right of such Participant to make in-service withdrawals pursuant to Section 6.7(a), and (ii) to a Participant who was a participant in the Patina Oil & Gas Corporation Profit Sharing & 401(k) Plan on April 2, 2006, the number of years of such Participant’s Period of Service as of December 31, 2005, shall be equal to the number of years of service for vesting purposes credited to such Participant under the Patina Oil & Gas Corporation Profit Sharing & 401(k) Plan as of December 31, 2005, and for the 2006 Plan Year such Participant shall be credited with a one-year Period of Service if he or she either (A) completes a one-year Period of Service under this Plan for the 2006 Plan Year, or (B) would have completed a year of service for vesting purposes during the 2006 Plan Year under the provisions of the Patina Oil & Gas Corporation Profit Sharing & 401(k) Plan if the vesting service provisions of such plan applied to this Plan during the 2006 Plan Year.

(x) “Period of Severance” means a period of time commencing with the date an Employee ceases to be employed by an Employer or Affiliated Company for reasons of Retirement, Permanent Disability, death, being discharged, or voluntarily ceasing employment, or with the first anniversary of the date of his or her absence for any other reason, and ending with the date such Employee resumes employment with an Employer or Affiliated Company; provided, however, that solely for purposes of determining whether an Employee incurs a One Year Break in Service, the Period of Severance of an Employee who is absent from work due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by such Employee, or caring for such child for a period beginning immediately following such birth or placement shall not commence until the second anniversary of the first date of such absence and the period between the first and second anniversaries of the first date of such absence shall be considered neither a Period of Service nor a Period of Severance.

(y) “Permanent Disability” means the total and permanent incapacity of a Participant to perform the usual duties of his or her employment with an Employer or Affiliated Company as determined by the Committee. Such incapacity shall be deemed to exist when certified by a physician acceptable to the Committee.

(z) “Plan” means this Noble Energy, Inc. 401(k) Plan as from time to time in effect.

(aa) “Plan Year” means the calendar year.

(bb) “Pre-Tax 401(k) Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to (i) any contributions made by an Employer on behalf of such Participant pursuant to Section 3.1, other than 401(k) Contributions that are treated by an Employer as designated Roth contributions (within the meaning of Section 402A of the Code), and (ii) any amounts credited to his or her Pre-Tax Account under the Previous Plan as in effect on December 31, 2014.

(cc) “Previous Plan” means the Noble Energy, Inc. 401(k) Plan as in effect from time to time prior to January 1, 2015.

(dd) “Qualified Deferral Agreement” means an agreement between and Employer and a Participant whereby the Participant agrees to reduce Basic Compensation or forego an increase in Basic Compensation for the purposes of Section 401(k) of the Code, and the Employer agrees to contribute the amount of said reduction or foregone Basic Compensation to the Plan on behalf of the Participant.

(ee) “Reemployment Date” means the date an Employee first performs an Hour of Service following a Period of Severance.

(ff) “Retirement” means the termination of a Participant’s employment with an Employer or Affiliated Company on or after his or her Early or Normal Retirement Date for any reason other than death or transfer to the employ of another Employer or Affiliated Company.

(gg) “Retirement Savings Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to (i) the portion of any Retirement Savings Contributions allocated to such Participant and forfeitures applied pursuant to Section 3.7 to reduce the amount of such contributions for such Participant, and (ii) any amounts credited to his or her Profit Sharing Account under the Previous Plan as in effect on December 31, 2014.

(hh) “Retirement Savings Contribution” means a contribution made by an Employer to this Plan pursuant to Section 3.3.

(ii) “Rollover Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to (i) any Rollover Property contributed by such Participant to this Plan pursuant to Section 3.8, and (ii) any amounts credited to his or her Rollover Account under the Previous Plan as in effect on December 31, 2014.

(jj) “Rollover Property” means (i) property the value of which is includable in the gross income of the transferor but which would be excluded from such gross income under Section 402(c), 403(a)(4), 403(b)(8), 408(d)(3) or 457(e)(16) of the Code if transferred to the Plan and (ii) property distributed from a plan qualified under Section 401(a) of the Code the value of which is not includable in the gross income of the transferor.

(kk) “Roth 401(k) Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to any contributions made by an Employer on behalf of such Participant pursuant to Section 3.1 that are treated by an Employer as designated Roth contributions (within the meaning of Section 402A of the Code).

(ll) “Roth Rollover Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to Roth Rollover Property contributed by such Participant to this Plan pursuant to Section 3.8.

(mm) “Roth Rollover Property” means cash the amount of which would be a rollover contribution described in Section 402A(c)(3) of the Code if contributed to the Plan.

(nn) The “Taxable Wage Base” for a Plan Year is the contribution and benefit base in effect for such year under Section 230 of the Social Security Act.

(oo) “Transition Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to the portion of any Transition Contributions allocated to such Participant and forfeitures applied pursuant to Section 3.7 to reduce the amount of such contributions for such Participant.

(pp) “Transition Contribution” means a contribution made by an Employer to this Plan pursuant to Section 3.10.

(qq) “Trust” means, as the context requires, the trust agreement and/or the trust fund referred to in Section 4.1.

(rr) “Trustee” means the individual or corporate trustee or trustees from time to time appointed and acting as trustee or trustees of the Trust established pursuant to the Plan.

(ss) The “Vested Interest” of a Participant means the then vested portion of the amount credited to the Accounts of such Participant at the particular point in time in question.

Section 1.2 Construction. The titles to the Articles and the headings of the Sections in this Plan are placed herein for convenience of reference only and in case of any conflict the text of this instrument, rather than such titles or headings, shall control. Whenever a noun or pronoun is used in this Plan in plural form and there be only one person or entity within the scope of the word so used, or in singular form and there be more than one person or entity within the scope of the word so used, such noun or pronoun shall have a plural or singular meaning as appropriate under the circumstance.

ARTICLE II.

ELIGIBILITY AND PARTICIPATION

Section 2.1 Eligibility and Participation. Each participant in the Previous Plan with an account balance thereunder on December 31, 2014, shall become a Participant in this Plan as of January 1, 2015. Each other Covered Employee shall become a Participant in this Plan on January 1, 2015, or the first day thereafter on which he or she is a Covered Employee. If a Participant ceases to be a Covered Employee, such Participant shall remain a Participant under the Plan until his or her Vested Interest has been fully distributed pursuant to the Plan, but no contributions shall be made to the Plan for or on behalf of such Participant while he or she is not a Covered Employee. If a former Participant is thereafter reemployed as a Covered Employee, he or she shall resume participating in the Plan as of the date of such reemployment.

ARTICLE III.

CONTRIBUTIONS, ALLOCATIONS AND FORFEITURES

Section 3.1 401(k) Contributions.

(a) Each Participant may elect to have his or her Employer make a 401(k) Contribution to the Plan for each pay period in an amount equal to a specified whole percentage, not in excess of 50%, of his or her Basic Compensation for that pay period.

All such contributions shall be made by uniform payroll deductions pursuant to a Qualified Deferral Agreement which authorizes the Employer to pay such contributions to the Trustee on behalf of the Participant. A Participant may change the applicable percentage of such payroll deductions as of the first day of any pay period, or at any time suspend his or her election to have 401(k) Contributions made to the Plan, provided that notice of such change or suspension is given to or in the manner directed by the Committee or its designee within such reasonable period of time prior to the effective date thereof as the Committee may require. Any provision of this Plan to the contrary notwithstanding, the amount of 401(k) Contributions made to the Plan pursuant to this Section on behalf of the Participant shall not exceed $11,000 (or such greater dollar limitation as may apply pursuant to Section 402(g) of the Code) for any calendar year. An Employer may amend or revoke any Participant’s Qualified Deferral Agreement at any time during a Plan Year if such amendment or revocation is deemed by such Employer to be necessary or appropriate to ensure that the requirements of Sections 3.6 and 10.3 are met for such year.

(b) A Participant may elect in such manner as the Committee may require to have his or her Employer treat any amount of a 401(k) Contribution made to the Plan on his or her behalf for a pay period ending after December 31, 2014, as a designated Roth contribution (within the meaning of Section 402A(c) of the Code). A Participant may change the applicable amount of such election or suspend such election at any time, provided that notice of such change or suspension is given to or in the manner directed by the Committee or its designee within such reasonable period of time prior to the effective date thereof as the Committee may require.

(c) If the amount of 401(k) Contributions and any other elective deferrals (within the meaning of Section 402(g)(3) of the Code) made on a Participant’s behalf for any taxable year of such Participant exceeds such dollar limitation, then if such Participant notifies the Committee of the amount of 401(k) Contributions that exceeded that limitation within such reasonable period of time prior to the first April 15 following such year as the Committee may prescribe, in its discretion, the excess 401(k) Contributions (along with any income allocable thereto for such year, but not for the gap period after the end of such year) may be distributed to such Participant no later than such April 15. Any excess 401(k) Contributions made for a Participant for a taxable year shall be distributed from his or her Pre-Tax 401(k) Account and Roth 401(k) Account in proportion to the 401(k) Contributions allocated to each such Account for the year. The income allocable to any excess 401(k) Contributions for a Participant for a taxable year shall be the sum of (i) the income allocable to any excess 401(k) Contributions distributed from his or her Pre-Tax 401(k) Account, and (ii) the income allocable to any excess 401(k) Contributions distributed from his or her Roth 401(k) Account, where the income allocable to 401(k) Contributions distributed from either such Account for this purpose shall be determined by multiplying the amount of income allocable to such Account for such year by a fraction, the numerator of which is the amount of excess 401(k) Contributions for such year distributed from such Account and the denominator of which is the sum of the amount credited to such Account as of the beginning of such year plus the amount of the 401(k) Contributions credited to such Account for such year.

(d) If a Participant who first becomes or again becomes a Covered Employee after November 30, 2014, does not make an election to have 401(k) Contributions made to the Plan within the first 30 days after first becoming a Covered Employee, then such Covered Employee shall be deemed to have entered into a Qualified Deferral Agreement authorizing his or her Employer to make 401(k) Contributions to the Plan in an amount equal to 6% of his or her Basic Compensation to be effective as soon as administratively practicable following 30 days from the date he or she first became or again became a Covered Employee.. Any 401(k) Contribution made to the Plan for a Participant pursuant to the foregoing automatic enrollment provisions shall not be treated by the Participant’s Employer as a designated Roth contribution (within the meaning of Section 402A(c) of the Code) unless the Participant makes an affirmative election to that effect.

Section 3.2 Matching Contributions. In addition to the contributions made pursuant to Section 3.1:

(a) for each pay period commencing after December 31, 2014, an Employer shall make a Matching Contribution to the Plan for each Participant in an amount equal to 100% of the portion of the 401(k) Contribution made by such Employer on behalf of such Participant for such period which does not exceed 6% of his or her Basic Compensation for such period; and

(b) for each Plan Year commencing after December 31, 2014, an Employer shall make a Matching Contribution to the Plan for each Participant in the employ of (or on authorized leave of absence from) an Employer or Affiliated Company on the last day of such Plan Year, or whose Retirement, Permanent Disability or death occurred during that year while in the employ of (or on authorized leave of absence from) an Employer or Affiliated Company, in an amount which, when added to the Matching Contributions made for such Participant pursuant to subsection (a) of this Section for such Plan Year, equals 100% of the portion of the 401(k) Contributions made by the Employers on behalf of such Participant for such Plan Year which does not exceed 6% of his or her Basic Compensation for such Plan Year while eligible to have 401(k) Contributions made to the Plan (including any Basic Compensation of the Participant while his or her 401(k) Contributions are suspended on account of a hardship withdrawal).

Section 3.3 Retirement Savings Contributions. In addition to 401(k) and Matching Contributions, for each Plan Year commencing after December 31, 2014, the Employers shall contribute to the Plan for each Participant who is in the employ of (or on authorized leave of absence from) an Employer or Affiliated Company on the last day of such Plan Year, or whose Retirement, Permanent Disability or death occurred during that year while in the employ of (or on authorized leave of absence from) an Employer or Affiliated Company, an amount in cash equal to the sum of the following percentages of such Participant’s Basic Compensation while a Covered Employee during that year, depending on the age such Participant has attained (or would have attained if living) on the last day of that year:

Age of Participant	Percentage of Basic Compensation while a Covered Employee that was Below the Taxable Wage Base	Percentage of Basic Compensation while a Covered Employee that was Above the Taxable Wage Base
Under 35	4%	8%
At least 35 but under 48	7%	10%
At least 48	9%	12%

Section 3.4 Payment of Contributions. All 401(k) Contributions made for a pay period shall be paid to the Trustee in cash as soon as practicable after the end of such pay period, but no later than the 15th business day after the end of the month in which such pay period ends. The Matching Contributions an Employer is required to make by Section 3.2, the Retirement Savings Contributions an Employer is required to make by Section 3.3 and any Transition Contribution made to the Plan by an Employer for a Plan Year shall be paid to the Trustee in cash no later than the time prescribed by law, including extensions thereof, for the filing of the Employer’s federal income tax return for such year.

Section 3.5 Return of Employer Contributions. Contributions made to this Plan are conditioned upon being currently deductible under Section 404 of the Code. Any provision of this Plan to the contrary notwithstanding, upon an Employer’s request, any such contribution or portion thereof made to this Plan by such Employer which (i) was made under a mistake of fact which is subsequently discovered, or (ii) is disallowed as a deduction under Section 404 of the Code, shall be returned to such Employer to the extent not previously distributed to Participants or their beneficiaries; provided, however, that the amounts returnable to an Employer pursuant to this Section shall be reduced by any Trust losses allocable thereto and shall be returned to such Employer only if such return is made within one year after the mistaken payment of the contribution or the date of the disallowance of the deduction, as the case may be. Except as provided in this Section, no contribution made by an Employer pursuant to this Plan shall ever revert to or be recoverable by any Employer.

Section 3.6 Allocation of Contributions.

(a) The Committee shall establish and maintain such Plan accounts as may be necessary or appropriate to record each Participant’s interest under the Plan. All amounts attributable to after-tax contributions made by a Participant pursuant to the Previous Plan shall be credited to such Participant’s After-Tax Account. All amounts attributable to pre-tax contributions made for a Participant pursuant to the Previous Plan or the Patina Oil & Gas Corporation Profit Sharing & 401(k) Plan, and all 401(k) Contributions made by an Employer for such Participant pursuant to Section 3.1, other than 401(k) Contributions that are treated by an Employer as designated Roth contributions (within the meaning of Section 402A(c) of the Code), shall be credited to such Participant’s Pre-Tax 401(k) Account. All 401(k) Contributions made for such Participant pursuant to Section 3.1 that are treated by his or her Employer as designated Roth contributions (within the meaning of Section 402A(c) of the Code) shall be credited to such Participant’s Roth 401(k) Account. All amounts attributable to matching contributions made by an Employer for a Participant pursuant to the Previous Plan and all Matching Contributions made by an Employer for such Participant pursuant to Section 3.2, along with any forfeitures applied to reduce the amount of such contributions for such Participant, shall be credited to such Participant’s Employer Matching Account. All Retirement Savings Contribution made by an Employer for a Participant pursuant to Section 3.3, along with any forfeitures applied to reduce the amount of such contributions for such Participant, shall be credited to such Participant’s Retirement Savings Account. Any Transition Contribution made by an Employer for a Participant pursuant to Section 3.10, along with any forfeitures applied to reduce the amount of such contributions for such Participant, shall be credited to such Participant’s Transition Account.

(b) Any provision of this Plan to the contrary notwithstanding, if for any Plan Year the actual deferral percentage for the group of Highly Compensated Employees eligible to elect to have 401(k) Contributions made during such Plan Year fails to satisfy one of the following tests:

(1) the actual deferral percentage for said group of Highly Compensated Employees is not more than the actual deferral percentage for all other Employees eligible to elect to have 401(k) Contributions made during such Plan Year multiplied by 1.25, or

(2) the excess of the actual deferral percentage for said group of Highly Compensated Employees over the actual deferral percentage for all other Employees eligible to elect to have 401(k) Contributions made during such Plan Year is not more than two percentage points and the actual deferral percentage for said group of Highly Compensated Employees is not more than the actual deferral percentage for all other Employees eligible to elect to have 401(k) Contributions made during such Plan Year multiplied by two, then the actual deferral percentage of Participants who are members of said group of Highly Compensated Employees shall be reduced by reducing the 401(k) Contributions made for such Plan Year on behalf of the Highly Compensated Employees with the largest individual actual deferral percentages to the largest uniform actual deferral percentage (commencing with the Highly Compensated Employee with the largest actual deferral percentage and reducing his or her actual deferral percentage to the extent necessary to satisfy one of the above tests or to lower such actual deferral percentage to the actual deferral percentage of the Highly Compensated Employee with the next highest actual deferral percentage, and repeating this process as necessary) that permits the actual deferral percentage for said group of Highly Compensated Employees to satisfy one of said tests. For purposes of this subsection, the term “actual deferral percentage” for a specified group of Employees for a Plan Year means the average of the ratios (calculated separately for each Employee in such group and after any distributions to Highly Compensated Employees required to satisfy the dollar limitation described in Section 3.1) of (i) the aggregate amount of 401(k) Contributions made to the Plan on behalf of each such Employee for that year, to (ii) the amount of such Employee’s Compensation for that year. If two or more plans that include cash or deferred arrangements are considered as one plan for purposes of Section 401(a)(4) or 410(b) of the Code (other than for purposes of the average benefit percentage test), the cash or deferred arrangements included in such plans shall be treated as one arrangement for purposes of this subsection.

Two or more plans may not be aggregated and treated as a single plan pursuant to the preceding sentence unless such plans have the same plan year and apply consistent testing methods. If a Highly Compensated Employee is a participant in two or more cash or deferred arrangements maintained by an Employer or Affiliated Company, then for purposes of this Section, all such cash or deferred arrangements (other than those that may not be permissively aggregated) shall be treated as one cash or deferred arrangement in accordance with applicable Treasury regulations.

(c) The aggregate amount of any 401(k) Contributions made on behalf of Participants which, following any distribution required to satisfy the dollar limitation described in Section 3.1, cannot be credited to the Pre-Tax 401(k) Accounts or Roth 401(k) Accounts for a Plan Year commencing after December 31, 2014, because of the limitation contained in subsection (b) of this Section (along with any income allocable to such contributions for such Plan Year, but not for the gap period after the end of such year) shall be distributed to such Participants no later than 2 1/2 months after the end of such year on the basis of the amount of 401(k) Contributions made for each such Participant (commencing with the Highly Compensated Employee with the largest amount of 401(k) Contributions for such Plan Year and reducing his or her 401(k) Contributions to the extent necessary or to lower such amount to the amount of 401(k) Contributions of the Highly Compensated Employee with the next highest amount of 401(k) Contributions, and repeating this process as necessary). Any such excess 401(k) Contributions made for a Participant for a year shall be distributed from his or her Pre-Tax 401(k) Account and Roth 401(k) Account in proportion to the 401(k) Contributions allocated to each such Account for the year. The income allocable to any such excess 401(k) Contributions for a Participant for a Plan Year shall be the sum of (i) the income allocable to any excess 401(k) Contributions distributed from his or her Pre-Tax 401(k) Account, and (ii) the income allocable to any such excess 401(k) Contributions distributed from his or her Roth 401(k) Account, where the income allocable to 401(k) Contributions distributed from either such Account for this purpose shall be determined by multiplying the amount of income allocable to such Account for such year by a fraction, the numerator of which is the amount of the excess 401(k) Contributions for such year distributed from such Account and the denominator of which is the sum of the amount credited to such Account as of the beginning of such year plus the amount of the 401(k) Contributions credited to such Account for such year. If any portion of a 401(k) Contribution made by an Employer on behalf of a Participant is distributed to such Participant pursuant to the foregoing provisions of this subsection, any portion of a Matching Contribution (along with any income allocable thereto) made for such Participant that matches the distributed 401(k) Contribution shall be forfeited.

(d) Any provision of this Plan to the contrary notwithstanding, if for any Plan Year the contribution percentage for the group of Highly Compensated Employees eligible to receive an allocation of Matching Contributions for such Plan Year fails to satisfy one of the following tests:

(1) the contribution percentage for said group of Highly Compensated Employees is not more than the contribution percentage for all other Employees eligible to receive an allocation of Matching Contributions for such Plan Year multiplied by 1.25, or

(2) the excess of the contribution percentage for said group of Highly Compensated Employees over the contribution percentage for all other Employees eligible to receive an allocation of Matching Contributions for such Plan Year is not more than two percentage points and the contribution percentage for said group of Highly Compensated Employees is not more than the contribution percentage for all other Employees eligible to receive an allocation of Matching Contributions for such Plan Year multiplied by two, then the contribution percentage for Participants who are members of said group of Highly Compensated Employees shall be reduced by reducing the Matching Contributions made for such Plan Year for the Highly Compensated Employees with the largest individual contribution percentages to the largest uniform contribution percentage (commencing with the Highly Compensated Employee with the largest contribution percentage and reducing his or her contribution percentage to the extent necessary to satisfy one of the above tests or to lower such contribution percentage to the contribution percentage of the Highly Compensated Employee with the next highest contribution percentage, and repeating this process as necessary) that permits the contribution percentage for said group of Highly Compensated Employees to satisfy one of said tests. For purposes of this subsection, the term “contribution percentage” for a specified group of Employees for a Plan Year means the average of the ratios (calculated separately for each Employee in such group and after application of the reduction provisions of subsection (b) of this Section and the forfeiture provisions of subsection (c) of this Section) of (i) the aggregate amount of Matching Contributions (and at the election of the Company, the 401(k) Contributions) made to the Plan for or on behalf of each such Employee for that year, to (ii) the amount of such Employee’s Compensation for that year. 401(k) Contributions may be taken into account for the calculation of the “contribution percentage” only to the extent that one of the tests in Section 3.6(b) is satisfied without the benefit of including such 401(k) Contributions in the “actual deferral percentage.” If two or more plans to which matching contributions or employee after-tax contributions are made are considered as one plan for purposes of Section 410(b) of the Code (other than for purposes of the average benefit percentage test), such plans shall be treated as one plan for purposes of determining the contribution percentages for this subsection. Two or more plans may not be aggregated and treated as a single plan pursuant to the preceding sentence unless such plans have the same plan year and apply consistent testing methods. If a Highly Compensated Employee is a participant in two or more plans maintained by an Employer or Affiliated Company to which matching contributions or employee after-tax contributions are made, then for purposes of this Section, all such plans (other than those that may not be permissively aggregated) shall be treated as one plan in accordance with applicable Treasury regulations.

(e) The aggregate amount of any Matching Contributions made for Participants which cannot be credited to the Employer Matching Accounts for a Plan Year commencing after December 31, 2014, because of the limitation contained in subsection (d) of this Section (along with any income allocable to such contributions for such Plan Year, but not for the gap period after the end of such year) shall be forfeited if forfeitable, but if not forfeitable, distributed to such Participants no later than 2 1⁄2 months after the end of such year on the basis of the amount of Matching Contributions made for each such Participant (commencing with the Highly Compensated Employee with the largest amount of Matching Contributions for such Plan Year and reducing his or her Matching Contributions to the extent necessary or to lower such amount to the amount of Matching Contributions of the Highly Compensated Employee with the next highest amount of Matching Contributions, and repeating this process as necessary). The income allocable to any such excess aggregate contributions for a Participant for a Plan Year shall be determined by multiplying the amount of income allocable to such Participant’s Employer Matching Account for such year by a fraction, the numerator of which is the amount of the excess aggregate contributions for such year and the denominator of which is the sum of the amount credited to such Participant’s Employer Matching Account as of the beginning of such year plus the amount of the Matching Contributions made for such Participant for such year.

Section 3.7 Application and Allocation of Forfeitures. Amounts forfeited during a Plan Year shall be applied to restore any forfeited Employer Matching Account or Retirement Savings Account with respect to which a repayment has been made pursuant to Section 6.6(b) and may be used to pay any administrative expenses in accordance with Section 7.4. Any additional amounts forfeited from Employer Matching Accounts or Retirement Savings Accounts remaining as of the end of such Plan Year shall be applied to reduce the amount of the earliest subsequent contributions an Employer would otherwise be required to make to the Plan pursuant to Section 3.2, 3.3 or 3.10.

Section 3.8 Rollover Contributions. With the consent of the Committee, any Covered Employee (regardless of whether he or she is a Participant) may contribute Rollover Property or Roth Rollover Property in the form of cash to the Plan. Each contribution of Rollover Property shall be credited to a separate Rollover Account to be established and maintained for the benefit of the contributing Employee, and each contribution of Roth Rollover Property shall be credited to a separate Roth Rollover Account to be established and maintained for the benefit of the contributing Employee. An Employee who is not a Participant, but for whom a Rollover Account or Roth Rollover Account is being maintained, shall be accorded all of the rights and privileges of a Participant under the Plan except that no contributions (other than contributions of Rollover Property or Roth Rollover Property) shall be made for or on behalf of such Employee until he or she meets the eligibility and participation requirements of Article II.

Section 3.9 Catch-Up Contributions. All Employees who are eligible to make 401(k) Contributions under this Plan and who have attained or will attain age 50 before the close of their taxable year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code and the regulations thereunder. Such catch-up contributions shall be credited under the Plan for the benefit of the contributing Participants in accordance with such procedures as may be specified by the Committee, and shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. No Matching Contributions shall be made with respect to catch-up contributions. Any provision of the Plan to the contrary notwithstanding, a Participant may not elect to make catch-up contributions for any pay period in an amount that exceeds 25% of his or her Basic Compensation for such pay period. A Participant for whom catch-up contributions are made after December 31, 2014, may elect in such manner as the Committee may require to have his or her Employer treat any amount of such catch-up contributions as designated Roth contributions (within the meaning of Section 402A(c) of the Code), for which separate recordkeeping shall be maintained in accordance with the requirements of Section 402A of the Code.

Section 3.10 Transition Contributions. In addition to 401(k), Matching and Retirement Savings Contributions, for each Plan Year commencing after December 31, 2014, but not after December 31, 2023, the Employers shall contribute to the Plan for each Participant who is a Transition Employee (as defined below) for such Plan Year in the employ of (or on authorized leave of absence from) an Employer or Affiliated Company on the last day of such Plan Year, or whose Retirement, Permanent Disability or death occurred during that year while in the employ of (or on authorized leave of absence from) an Employer or Affiliated Company, an amount in cash equal to 6% of such Participant’s Basic Compensation while a Covered Employee during that year. For purposes of this Section, a “Transition Employee” for a Plan Year is a Covered Employee (i) who was an active participant in the Noble Energy, Inc. Retirement Plan on December 31, 2013, (ii) whose employment with (and authorized leaves of absence from) the Employers and their Affiliated Companies has continued without interruption from December 31, 2013, through the last day of such Plan Year (or if earlier, the date during such Plan Year of his or her Retirement, Permanent Disability or death), and (iii) the number of whose whole years of Credited Service (as determined under the provisions of the Noble Energy, Inc. Retirement Plan as in effect on December 31, 2013), when added to the total number of Plan Years for which Transition Contributions are made for him or her, does not exceed 20. Without implication for any other provisions of the Plan, the Company reserves the right to amend this Section in accordance with the provisions of Section 8.1.

ARTICLE IV.

TRUST FUND

Section 4.1 Trust and Trustee. All of the contributions paid to the Trustee pursuant to this Plan and the Previous Plan, together with the income therefrom and the increments thereof, shall be held in trust by the Trustee under the terms and provisions of the separate trust agreement between the Trustee and the Company, a copy of which is attached hereto and incorporated herein by this reference for all purposes, establishing a trust fund known as the Noble Energy, Inc. Thrift and Profit Sharing Plan Trust for the exclusive benefit of the Participants and their beneficiaries.

Section 4.2 Trust Investment Options. In accordance with the provisions of the Trust and subject to such procedures as the Committee may prescribe from time to time for application to all Participants on a uniform and nondiscriminatory basis, each Participant (i) shall direct the Trustee to invest the amounts credited to such Participant’s Accounts under the Plan in the Company Stock investment option and/or one or more of the other investment options (which may include segregated investment brokerage-type accounts the investment of which is directed by a Participant or his or her designee) authorized by the Committee for the purposes of the Trust, and (ii) may from time to time prospectively change his or her investment directions with respect to such amounts. The Committee, in its absolute discretion, shall adopt rules and procedures for periodically notifying each Participant of the existence and nature of each Trust investment option. If a Participant dies prior to receiving the full amount distributable to him or her under the Plan, such Participant’s investment authority under this Section shall vest in and be exercisable by his or her beneficiary as determined under Section 6.4. Any provision of the Plan or Trust to the contrary notwithstanding, no fiduciary with respect to the Plan or Trust shall have any duty to review any investment to be acquired, held or disposed of pursuant to the directions of a Participant or beneficiary or to make any recommendations with respect to the disposition or retention of any investment held for the Account of such Participant or beneficiary, nor shall any such fiduciary have any responsibility or liability whatsoever for any loss or diminution in value which results from the investment directions of a Participant or beneficiary or his or her failure to give such investment directions.

Section 4.3 Revenue Credit Account. It is anticipated that from time to time remuneration from the Plan’s investments that is received by an administrative service provider in excess of the negotiated administrative services fees may be remitted to the Trust. Any amount so remitted shall be credited to a separate account in the Trust (the “Revenue Credit Account”) and invested in accordance with the directions of the Committee. Amounts held in the Revenue Credit Account shall be applied to pay expenses in accordance with Section 7.4 or be allocated among Participant Plan accounts in a manner determined by the Committee in its discretion; provided, however, that any amount remaining in the Revenue Credit Account at the end of any Plan Year shall be allocated among Participant Plan accounts in a manner determined by the Committee in its discretion.

ARTICLE V.

VESTING

Section 5.1 Fully Vested Accounts. The amounts credited to a Participant’s Pre-Tax 401(k) Account, Roth 401(k) Account, After-Tax Account, Rollover Account, Roth Rollover Account and Transition Account shall be fully vested at all times.

Section 5.2 Disability or Death Vesting. In the event of the occurrence of a Participant’s Permanent Disability or death while in the employ of (or on authorized leave of absence from) an Employer or Affiliated Company, the amount credited to the Participant’s Employer Matching Account or Retirement Savings Account shall be fully vested.

Section 5.3 Period of Service or Age Vesting. Unless sooner vested pursuant to the provisions of Section 5.2:

(a) The amount credited to the Employer Matching Account of a Participant who completes an Hour of Service after December 31, 2005, shall vest in accordance with the following schedule:

Period of Service Completed by Participant	Percentage Vested
Less than 1 year	None
At least 1 but less than 2 years	34%
At least 2 but less than 3 years	67%
3 or more years	100%

(b) The amount credited to the Employer Matching Account of a Participant who does not complete an Hour of Service after December 31, 2005, shall vest in accordance with the provisions of the Previous Plan as in effect on December 31, 2005.

(c) The amount credited to the Retirement Savings Account of a Participant shall vest in accordance with the following schedule:

Period of Service Completed by Participant	Percentage Vested
Less than 3 years	None
3 or more years	100%

Any provision of this subsection (c) to the contrary notwithstanding, the percentage vested of the Retirement Savings Account of any Participant for whom assets were transferred to this Plan from the Patina Oil & Gas Corporation Profit Sharing & 401(k) Plan shall be not less than the vesting percentage applicable on April 2, 2006, to profit sharing contributions allocated under that plan for such Participant.

The foregoing provisions of this Section to the contrary notwithstanding, the amount credited to the Employer Matching Account or Retirement Savings Account of a Participant who is credited with an Hour of Service on or after the date he or she attains age 65 shall be fully vested.

ARTICLE VI.

VALUATIONS AND DISTRIBUTIONS

Section 6.1 Valuation and Adjustment of Accounts. All Accounts shall be valued and adjusted on an annual or more frequent basis in accordance with the provisions of the Trust and such uniform and nondiscriminatory rules and procedures as may be established from time to time by the Committee in its absolute discretion.

Section 6.2 Time and Form of Distribution. Distribution to a Participant or beneficiary under this Article shall be made no later than 60 days after the end of the Plan Year during which such Participant or beneficiary becomes entitled to distribution pursuant to this Article. In addition and any provision of this Plan to the contrary notwithstanding, (i) each Participant who becomes entitled to a distribution under the Plan in an amount exceeding $5,000 (determined without regard to such Participant’s Rollover Account or Roth Rollover Account) may elect to defer the distribution to a date no later than April 1 of the calendar year following the calendar year in which such Participant attains age 70 1⁄2, and (ii) in the case of a Participant who is a 5-percent owner (as defined in Section 416(i) of the Code) or at the election of any other Participant who attains age 70 1⁄2 prior to January 1, 2001, distribution to such Participant under the Plan shall be made or commence being made no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1⁄2. Distributions that commence being made pursuant to the preceding sentence to a Participant who has not separated from the employment of an Employer or Affiliated Company shall be equal to the minimum amounts required to be distributed pursuant to Section 401(a)(9) of the Code and such regulations and other authorities issued thereunder, including Treasury Regulations sections 1.401(a)(9)-1 through 1.401(a)(9)-9 and the incidental death benefit requirement. All distributions and withdrawals under this Article shall be made in cash; provided, however, that a Participant shall have the right to elect on a form prescribed by the Committee to receive Company Stock, with cash in lieu of fractional shares, for any distribution or withdrawal from his or her Accounts to the extent invested in Company Stock.

Section 6.3 Distribution of Retirement and Disability Benefits. Upon the Retirement or Permanent Disability of a Participant, the Vested Interest of such Participant shall be distributed by the Trustee at the direction of the Committee to such Participant in a single distribution; provided, however, that no such distribution shall be made to a Participant prior to his or her attainment of age 65 unless (i) such Participant elects to receive such distribution, or (ii) the value of such distribution is not more than $1,000.

Section 6.4 Distribution of Death Benefit. Upon the death of a Participant, the Vested Interest of such Participant shall be distributed by the Trustee at the direction of the Committee in a single distribution to such Participant’s beneficiary or beneficiaries determined in accordance with this Section. Any amount payable under the Plan upon the death of a married Participant shall be distributed to the surviving spouse of such Participant unless such Participant designates otherwise with the written consent of his or her spouse which is witnessed by a member of the Committee or a notary public. Any amount payable under the Plan upon the death of a Participant who is not married or who is married but has designated, as provided above, a beneficiary other than his or her spouse, shall be distributed to the beneficiary or beneficiaries designated by such Participant. Such designation of beneficiary or beneficiaries shall be made in writing on a form prescribed by the Committee and, when filed with or as directed by the Committee, shall become effective and remain in effect until changed by the Participant by the filing of a new beneficiary designation form with or as directed by the Committee. In the case of a Participant for whom assets are transferred to this Plan from another plan, the Participant’s beneficiary designation under the transferring plan shall serve as the Participant’s beneficiary designation for the purposes of this Plan until superseded by a subsequent beneficiary designation made in accordance with the provisions of this Section. If an unmarried Participant fails to so designate a beneficiary, or in the event all of a Participant’s designated beneficiaries are individuals who predecease such Participant, then the Committee shall direct the Trustee to distribute the amount payable under the Plan to such Participant’s surviving spouse, if any, but if none, to such Participant’s estate. All distributions under this Section shall be made as soon as practicable following a Participant’s death. Any provision of this Plan to the contrary notwithstanding and to the extent permitted by applicable law, the Committee may, in its discretion and on a uniform and nondiscriminatory basis, accept a qualified disclaimer that meets the requirements of Section 2518(b) of the Code and includes such other provisions as the Committee may require from the disclaimant.

Section 6.5 Distribution of Separation from Employment Benefit. If a Participant separates from the employment of an Employer or Affiliated Company for any reason other than his or her Retirement, Permanent Disability, death or transfer to the employment of another Employer or Affiliated Company, the Accounts of such Participant shall be retained in trust and shall continue to be credited with applicable earnings as provided in Section 6.1, and the Vested Interest of such Participant shall be distributed to him or her by the Trustee at the direction of the Committee by payment of the entire amount in a single distribution as soon as practicable after such Participant’s Normal Retirement Date (or, if the Participant dies prior to such date, the Vested Interest of such Participant shall be distributed upon his or her death in accordance with Section 6.4); provided, however, that (i) each such Participant shall have the right to elect on a form prescribed by the Committee to receive a cash-out distribution of his or her Vested Interest as soon as practicable and (ii) the Committee shall require a cash-out distribution of any such Participant’s Vested Interest which does not exceed $1,000. Any provision of this Plan to the contrary notwithstanding, for purposes of distributing an amount credited to a Participant’s Pre-Tax 401(k) Account or Roth 401(k) Account, a Participant shall not be treated as having separated from the employment of an Employer or Affiliated Company prior to the time that such amount can be distributed from the Plan to such Participant without violating Section 401 (k) of the Code.

Section 6.6 Forfeitures.

(a) If a Participant receives a cash-out distribution of his or her Vested Interest pursuant to the provisions of Section 6.5, any portion of such Participant’s Employer Matching Account or Retirement Savings Account which is not vested at the time of such distribution shall be forfeited at such time. If a Participant who separates from the employment of an Employer or Affiliated Company for any reason other than his or her Retirement, Permanent Disability, death or transfer to the employment of another Employer or Affiliated Company, is not entitled to receive any distribution from the Plan due to the fact that such Participant has no Vested Interest, such Participant shall be deemed to have received a distribution from the Plan of his or her entire Vested Interest under the Plan and any amount credited to such Participant’s Employer Matching Account and/or Retirement Savings Account shall be forfeited at the time of such separation from employment.

(b) If a Participant any portion of whose Employer Matching Account or Retirement Savings Account is forfeited pursuant to subsection (a) of this Section is reemployed as a Covered Employee prior to incurring five consecutive One Year Breaks in Service, the amount so forfeited shall be restored to such individual’s Employer Matching Account or Retirement Savings Account, whichever is applicable, out of current-year forfeitures or, if such forfeitures are insufficient, by an additional Employer contribution; provided, however, that no amount shall be restored to the Employer Matching Account or Retirement Savings Account of an individual who previously received a distribution of the vested portion of his or her Employer Matching Account or Retirement Savings Account, whichever is applicable, unless he or she repays to the Plan, while a Covered Employee and within five years of the date of such reemployment, the full amount previously distributed from such Account for crediting to such Account.

(c) Unless sooner forfeited pursuant to subsection (a) of this Section, any unvested portion of the Employer Matching Account or Retirement Savings Account of a Participant who separates from the employment of an Employer or Affiliated Company for any reason other than his or her Retirement, Permanent Disability, death or transfer to the employment of another Employer or Affiliated Company shall be forfeited upon the earlier of the date of such Participant’s death or the date such Participant incurs five consecutive One Year Breaks in Service unless such Participant is reemployed by an Employer or Affiliated Company prior to such date.

Section 6.7 In-Service Withdrawals. At any time while in the employ of an Employer or Affiliated Company, a Participant may make:

(a) A withdrawal of all or a portion of the total amount credited to his or her Employer Matching Account and/or After-Tax Account if he or she has completed a five-year Period of Service;

(b) A withdrawal of all or a portion of the amount credited to his or her fully-vested Accounts if he or she has attained the age of 59 1⁄2;

(c) A withdrawal of all or a portion of the amount credited to his or her Rollover Account and/or Roth Rollover Account; and

(d) A hardship withdrawal of (i) such amount of 401(k) Contributions credited to his or her Pre-Tax 401(k) Account and/or Roth 401(k) Account under this Plan or Pre-Tax Account under the Previous Plan after December 31, 1988, and (ii) such amount credited to his or her Pre-Tax Account under the Previous Plan as of December 31, 1988, as the Committee shall determine to be necessary to satisfy an immediate and heavy financial need of such Participant;

provided, however, that (i) no withdrawal may be made unless notice of such withdrawal is given by the withdrawing Participant to or in the manner directed by the Committee or its designee within such period of time prior to the end of such month as the Committee may prescribe in its discretion, and (ii) no withdrawal may be made by a Participant to whom a loan from the Trust is then outstanding unless the Committee is satisfied that such loan will remain nontaxable and fully secured by the withdrawing Participant’s Vested Interest following such withdrawal. The Committee shall direct the Trustee to distribute any withdrawn amount to such Participant as soon as practicable after the valuation and adjustment of accounts at the end of said month.

A hardship withdrawal will be considered to be made on account of an immediate and heavy financial need of a Participant only if the Committee determines that such withdrawal is on account of (i) expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income), (ii) costs directly related to the purchase of a principal residence for such Participant (excluding mortgage payments), (iii) payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for such Participant or his or her spouse, children or dependents (as defined in Section 152 of the Code, but without regard to subsection (b)(1), (b)(2) and (d)(1)(B) thereof), (iv) payments necessary to prevent the eviction of such Participant from his or her principal residence or foreclosure on the mortgage of such residence, (v) payments for burial or funeral expenses for such Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, but without regard to subsection (d)(1)(B) thereof), or (vi) expenses for the repair of damage to such Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income). A hardship withdrawal will be considered to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Committee determines that (i) the amount of such withdrawal is not in excess of the amount of such need plus any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal, and (ii) such Participant has obtained all distributions and withdrawals, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Employers. Any provision of this Plan to the contrary notwithstanding, if a Participant makes a hardship withdrawal, no 401(k) Contributions shall be made on behalf of such Participant for six months after receipt of such withdrawal.

Section 6.8 Distributions to Minors and Persons Under Legal Disability. If any distribution under the Plan becomes payable to a minor or other person under a legal disability, such distribution may be made to the duly appointed guardian or other legal representative of the estate of such minor or person under legal disability.

Section 6.9 Plan Loans. Subject to such conditions and limitations as the Committee may from time to time prescribe for application to all Participants and beneficiaries on a uniform basis, at the request of a Participant or beneficiary of a deceased Participant who is a party in interest (within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended) as to the Plan (hereinafter called the “Borrower”) the Committee shall direct the Trustee to loan to such Borrower from his or her Accounts an amount of money which, when added to the total outstanding balance of all other loans to such Borrower from the Trust or from a qualified employer plan (within the meaning of Section 72(p) of the Code) maintained by an Employer or Affiliated Company, does not exceed the lesser of (i) $50,000 (reduced, however, by the excess, if any, of the highest total outstanding balance of all such other loans during the one-year period ending on the day before the date such loan is made, over the outstanding balance of all such other loans on the date such loan is made), or (ii) one-half of such Participant’s Vested Interest under the Plan (or, in the case of a loan to a beneficiary, one-half of such beneficiary’s Accounts). Any such loan made to a Borrower shall be evidenced by a promissory note or other evidence of indebtedness payable to the Trustee, shall bear a reasonable rate of interest, shall be secured by one-half of the Participant’s Vested Interest under the Plan (or, in the case of a loan to a beneficiary, one-half of such beneficiary’s Accounts), shall be repayable in substantially equal payments no less frequently than quarterly and shall be repayable within five years (except that any home acquisition loan repayable over a period exceeding five years that was outstanding under the Patina Oil & Gas Corporation Profit Sharing & 401(k) Plan on March 26, 2006, shall remain repayable in accordance with its terms). Any provision of this Plan to the contrary notwithstanding, the promissory note or other evidence of indebtedness evidencing any such loan shall be held by the Trustee as a segregated investment allocated to and made solely for the benefit of the Account or Accounts of the Borrower from which such loan was made.

Section 6.10 Qualified Domestic Relations Orders. Any provision of this Plan to the contrary notwithstanding:

(a) The Committee shall establish and maintain for each alternate payee named with respect to a Participant under a domestic relations order which is determined by the Committee to be a qualified domestic relations order (as defined in Section 414(p) of the Code) such separate Accounts as the Committee may deem to be necessary or appropriate to reflect such alternate payee’s interest in the Accounts of such Participant. Such alternate payee’s Accounts shall be credited with the alternate payee’s interest in the Participant’s Accounts as determined under such qualified domestic relations order. The alternate payee may change investment direction with respect to his or her Account balances in accordance with Section 4.2 in the same manner as the Participant.

(b) Except to the extent otherwise provided in the qualified domestic relations order naming an alternate payee with respect to a Participant, (i) the alternate payee may designate a beneficiary on a form prescribed by and filed with or as directed by the Committee, (ii) if no such beneficiary is validly designated or if the designated beneficiary is a person who predeceases the alternate payee, the beneficiary of the alternate payee shall be the alternate payee’s estate, and (iii) the beneficiary of the alternate payee shall be accorded under the Plan all of the rights and privileges of the beneficiary of a Participant.

(c) An alternate payee named with respect to a Participant shall be entitled to receive a distribution from the Plan in accordance with the qualified domestic relations order naming such alternate payee. Such distribution may be made only in a form provided under the Plan and shall include only such amounts as are vested. If a qualified domestic relations order so provides, a lump sum distribution of the total vested amount credited to the alternate payee’s Accounts may be made to the alternate payee at any time prior to the date the Participant named in such qualified domestic relations order attains his or her earliest retirement age (as defined in Section 414(p)(4)(B) of the Code). To the extent provided by a qualified domestic relations order, the alternate payee named with respect to a Participant may make withdrawals (other than hardship withdrawals) from his or her Accounts in accordance with Section 6.7 in the same manner as a Participant who has completed the Period of Service completed by the Participant with respect to whom such alternate payee was named under said qualified domestic relations order.

(d) If a portion of any unvested amount credited to the Employer Matching Account or Retirement Savings Account of a Participant named in the qualified domestic relations order is credited to the Employer Matching Account or Retirement Savings Account, whichever is applicable, of the alternate payee named in such qualified domestic relations order, the portion credited to the alternate payee’s Employer Matching Account or Retirement Savings Account shall vest and/or be forfeited at the same time and in the same manner as the Participant’s Employer Matching Account or Retirement Savings Account, whichever is applicable.

Section 6.11 Transfer of Eligible Rollover Distribution. If a Participant is entitled to receive an eligible rollover distribution (as defined in Section 402(c) of the Code and the regulations thereunder, which exclude, among other distributions, any hardship distribution) from the Plan, such Participant may elect to have the Committee direct the Trustee to transfer the entire amount of such distribution directly to any of the following specified by such Participant: an individual retirement account described in Section 408(a) of the Code, a Roth IRA described in Section 408A(b) of the Code, an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), a defined contribution plan qualified under Section 401(a) of the Code the terms of which permit rollover contributions, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code or an eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by an eligible employer described in Section 457(e)(1)(A) of the Code and which agrees to separately account for rollover contributions; provided, however, that an amount credited to a Roth 401(k) Account or Roth Rollover Account may be transferred only to a designated Roth account described in Section 402A of the Code or a Roth IRA described in Section 408A of the Code. However, this Section shall apply to the portion of an eligible rollover distribution that is not includable in gross income only if such Participant elects to have the Committee direct the Trustee to transfer such portion directly to any of the following specified by such Participant: an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract) or a defined contribution plan qualified under Section 401(a) of the Code the terms of which permit rollover contributions and which agrees to separately account for the portion of a rollover contribution that is includable in gross income and the portion thereof that is not includable in gross income. This Section shall apply to the surviving spouse of a deceased Participant and to an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code) who is the spouse or former spouse of the Participant specified in the qualified domestic relations order as if such surviving spouse or alternate payee were a Participant. If a designated beneficiary of a deceased Participant that is an individual other than the Participant’s surviving spouse is entitled to receive a distribution from the Plan that would be an eligible rollover distribution (as defined in Section 402(c) of the Code and the regulations thereunder) except for the requirement that the distribution be made to the Participant’s surviving spouse, such beneficiary may elect to have the Committee direct the Trustee to transfer the entire amount of such distribution directly to either an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract) that has been established for the purpose of receiving the distribution on behalf of a designated beneficiary who is not the Participant’s surviving spouse. A distributee of an eligible rollover distribution of $500 or more who is entitled to make an election under this Section may specify that some portion less than the entire amount of such distribution be transferred in accordance with this Section, but only if the portion specified is $500 or more. This Section shall not apply to eligible rollover distributions to a distributee for a calendar year if all such distributions from the Plan to such distributee within such calendar year are reasonably expected to total less than $200.

Section 6.12 Preservation of Optional Form of Benefits. Any provision of this Plan to the contrary notwithstanding, subject to the provisions of Section 6.2, if a form of distribution has commenced in payment to or with respect to a Participant under a plan the assets of which are transferred to this Plan and such distribution is not complete at the time of such transfer, such form of distribution shall continue to be made to or with respect to such Participant under this Plan.

Section 6.13 In-Plan Roth Direct Rollovers.

(a) If a Participant who is in the employ of an Employer or Affiliated Company may make a withdrawal pursuant to Section 6.7 of some amount of his or her fully-vested Accounts (excluding for this purpose a Roth 401(k) Account and Roth Rollover Account) where the withdrawn amount could be received as an eligible rollover distribution (as described in Section 6.11), such Participant instead may elect irrevocably to make a direct rollover of such amount to his or her Roth Rollover Account in accordance with Section 402A(c)(4) of the Code.

(b) In accordance with Section 402A(c)(4)(E) of the Code, a Participant who is in the employ of an Employer or Affiliated Company may elect irrevocably to make a direct rollover to his or her Roth Rollover Account of some amount of his or her fully-vested Accounts (excluding for this purpose a Roth 401(k) Account and Roth Rollover Account) where the withdrawn amount could not otherwise be distributed under the terms of the Plan. The amount rolled over and applicable earnings shall remain subject to any distribution restrictions that were applicable to the amount before the direct rollover. Separate recordkeeping for the amount rolled over and applicable earnings shall be maintained in accordance with the requirements of Section 402A of the Code.

(c) No amount less than the minimum direct rollover amount specified by the Committee may be directly rolled over pursuant to this Section, and no direct rollover may be made pursuant to this Section unless notice of such direct rollover is given to or in the manner directed by the Committee or its designee by the Participant making the direct rollover within such reasonable period of time prior to the effective date thereof and in such manner as the Committee may require.

ARTICLE VII.

PLAN ADMINISTRATION

Section 7.1 Employee Benefits Committee. The plan administrator of the Plan shall be an Employee Benefits Committee composed of at least three individuals appointed by the Board of Directors of the Company. Each member of the Committee so appointed shall serve in such office until his or her death, resignation or removal by the Board of Directors of the Company. The Board of Directors of the Company may remove any member of the Committee at any time by giving written notice thereof to the members of the Committee. Vacancies shall likewise be filled from time to time by the Board of Directors of the Company. The members of the Committee shall receive no remuneration from the Plan for their services as Committee members.

Section 7.2 Powers, Duties and Liabilities of the Committee. The Committee shall have discretionary and final authority to interpret and implement the provisions of the Plan, including without limitation authority to determine eligibility for benefits under the Plan, and shall perform all of the duties and exercise all of the powers and discretion granted to it under the terms of the Plan. The Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may by such majority action authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of its member or members so authorized to act. Every interpretation, choice, determination or other exercise by the Committee of any discretion given either expressly or by implication to it shall be conclusive and binding upon all parties directly or indirectly affected, without restriction, however, on the right of the Committee to reconsider and redetermine such actions. In performing any duty or exercising any power herein conferred, the Committee shall in no event perform such duty or exercise such power in any manner which discriminates in favor of Highly Compensated Employees. The Employers shall indemnify each member of the Committee and hold such member harmless from and against any claim, cost, expense (including reasonable attorneys’ fees), judgment or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act as a member of the Committee, except in the case of willful misconduct.

Section 7.3 Rules, Records and Reports. The Committee may adopt such rules and procedures for the administration of the Plan as are consistent with the terms hereof, and shall keep adequate records of the Committee’s proceedings and acts and of the status of the Participants’ Accounts. The Committee may employ such agents, accountants and legal counsel (who may be agents, accountants or legal counsel for an Employer) as may be appropriate for the administration of the Plan. The Committee shall annually provide each Participant with a report reflecting the status of his or her Accounts in the Trust and shall cause such other information, documents or reports to be prepared, provided and/or filed as may be necessary to comply with the provisions of the Employee Retirement Income Security Act of 1974 or any other law.

Section 7.4 Administration Expenses and Taxes. Unless otherwise paid by the Employers in their discretion, the Committee shall direct the Trustee to pay all reasonable and necessary expenses (including the fees of agents, accountants and legal counsel) incurred by the Committee in connection with the administration of the Plan. Should any tax of any character (including transfer taxes) be levied upon the Trust assets or the income therefrom, such tax shall be paid from and charged against the assets of the Trust.

ARTICLE VIII.

AMENDMENT AND TERMINATION

Section 8.1 Amendment. The Board of Directors of the Company shall have the right and power at any time and from time to time to amend this Plan, in whole or in part, on behalf of all Employers. Any such amendment made by the Board of Directors of the Company shall be made by or pursuant to a resolution duly adopted by the Board of Directors of the Company, and shall be evidenced by such resolution or by a written instrument executed by such person as the Board of Directors of the Company shall authorize for such purpose. In addition, the Compensation Committee of the Board shall have the right and power at any time and from time to time to amend the provisions of Sections 3.2, 3.3 and 3.10 to provide for such Contributions as the Compensation Committee of the Board may deem to be appropriate for the purposes of the

Plan. Any such amendment made by the Compensation Committee of the Board shall be made by or pursuant to a resolution duly adopted by the Compensation Committee of the Board, and shall be evidenced by such resolution or by a written instrument executed by such person as the Compensation Committee of the Board shall authorize for such purpose. Furthermore, (i) if a favorable determination letter issued by the Internal Revenue Service for the Plan is subject to the timely adoption of an amendment to the Plan that had been proposed by or on behalf of the Company to the Internal Revenue Service, the Chief Executive Officer of the Company and the lead executive of the Company’s Human Resources Department acting together may execute such amendment within the required time period on behalf of all Employers, and (ii) the Chief Executive Officer of the Company and the lead executive of the Company’s Human Resources Department acting together shall have the right and power at any time and from time to time to amend this Plan on behalf of all Employers in any manner that such executives determine in good faith will not increase or decrease the cost of any Employer’s contributions to the Plan. With the consent of the Board of Directors of the Company and subject to such procedure as it may prescribe, the Board of Directors of each Employer shall have the right and power at any time and from time to time to amend this Plan, in whole or in part, with respect to the Plan’s application to the Participants of the particular amending Employer and the assets held in the Trust for their benefit, or to transfer such assets or any portion thereof to a new trust for the benefit of such Participants. However, in no event shall any amendment or new trust permit any portion of the trust fund to be used for or diverted to any purpose other than the exclusive benefit of the Participants and their beneficiaries, nor shall any amendment or new trust reduce a Participant’s Vested Interest under the Plan. The Company shall in writing notify the Committee of any amendment to the Plan. No amendment shall be effective to the extent it eliminates or reduces any Plan benefits or rights that are protected under Section 411(d)(6) of the Code unless such protected benefits or rights are preserved with respect to benefits accrued to the date of such amendment or unless such reduction or elimination is otherwise permitted by the Internal Revenue Service.

Section 8.2 Termination. The Board of Directors of the Company shall have the right and power at any time to terminate this Plan on behalf of all Employers, or to terminate this Plan as it applies to the Participants who are or were employees of any particular Employer, by giving written notice of such termination to the Committee and Trustee. Any provision of this Plan to the contrary notwithstanding, upon the termination or partial termination of the Plan as to any Employer, or in the event any Employer should completely discontinue making contributions to the Plan without formally terminating it, all amounts credited to the Accounts of the affected Participants of that particular Employer shall be fully vested. Distributions made upon termination of the Plan shall comply with the requirements of Treasury Regulations section 1.401(k)-1(d)(4)(i).

ARTICLE IX.

TOP-HEAVY PROVISIONS

Section 9.1 Top-Heavy Definitions. Unless the context clearly indicates otherwise, when used in this Article:

(a) “Top-Heavy Plan” means this Plan if, as of the Determination Date, the aggregate of the Accounts of Key Employees under the Plan exceeds 60% of the aggregate of the Accounts of all Participants and former Participants under the Plan. The aggregate of the Accounts of any Participant or former Participant shall include any distributions (other than related rollovers or transfers from the Plan within the meaning of regulations under Section 416(g) of the Code) made from such individual’s Accounts during the Plan Year (or in the case of distributions made for any reason other than severance from employment, death or disability, during the Plan Year or any of the four preceding Plan Years), but shall not include any unrelated rollovers or transfers (within the meaning of regulations under Section 416(g) of the Code) made to such individual’s Accounts after December 31, 1983. The Accounts of any Participant or former Participant who (i) is not a Key Employee for the Plan Year in question but who was a Key Employee in a prior Plan Year, or (ii) has not completed an Hour of Service during the one-year period ending on the Determination Date, shall not be taken into account. The determination of whether the Plan is a Top-Heavy Plan shall be made after aggregating all other plans of an Employer and any Affiliated Company qualifying under Section 401(a) of the Code in which a Key Employee participates or participated at any time during the Plan Year containing the determination date or any of the four preceding Plan Years (regardless of whether the plan has terminated) or which enables such a plan to meet the requirements of Section 401(a)(4) or 410 of the Code, and after aggregating any other plan of an Employer or Affiliated Company, which is not already aggregated, if such aggregation group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code and if such permissive aggregation thereby eliminates the top-heavy status of any plan within such permissive aggregation group. The determination of whether this Plan is a Top-Heavy Plan shall be made in accordance with Section 416(g) of the Code.

(b) “Determination Date” means, for purposes of determining whether the Plan is a Top-Heavy Plan for a particular Plan Year, the last day of the preceding Plan Year.

(c) “Key Employee” means any Employee or former Employee (including a beneficiary of such Employee or former Employee) who at any time during the Plan Year is:

(1) an officer of the Employer who has Compensation for such Plan Year greater than $130,000 (as adjusted pursuant to Section 416(i)(1) of the Code to take into account any cost-of-living increase);

(2) a person owning (or considered as owning within the meaning of Section 318 of the Code) more than 5% of the outstanding stock of an Employer or stock possessing more than 5% of the total combined voting power of all stock of an Employer; or

(3) a person who has Compensation for such Plan Year from an Employer of more than $150,000 and who would be described in paragraph (2) hereof if 1% were substituted for 5% in each place it appears in such paragraph. For the purposes of applying Section 318 of the Code to this subsection (c), subparagraph (C) of Section 318(a)(2) of the Code shall be applied by substituting 5% for 50%. The rules of subsections (b), (c) and (m) of Section 414 of the Code shall not apply for purposes of determining ownership in an Employer under this subsection (c).

(d) “Non-Key Employee” means any Employee or former Employee (including a beneficiary of such Employee or former Employee) who is not a Key Employee.

Section 9.2 Minimum Contribution Requirement. Any provision of this Plan to the contrary notwithstanding, if the Plan is a Top-Heavy Plan for any Plan Year commencing after December 31, 2014, then the Employers will contribute to the Employer Matching Account of each Non-Key Employee who is both eligible to participate and in the employ of an Employer on the last day of such Plan Year, an amount which, when added to the total amount of Matching Contributions, Retirement Savings Contributions, Transition Contributions and forfeitures otherwise allocable under the Plan to such Non-Key Employee for such year, shall equal the lesser of (i) 3% of such Non-Key Employee’s Compensation for such year or (ii) the amount of 401(k) Contributions, Matching Contributions, Retirement Savings Contributions, Transition Contributions and forfeitures (expressed as a percentage of Compensation) allocable under the Plan to the Key Employee for whom such percentage is the highest for the Plan Year after taking into account contributions under other defined contribution plans maintained by the Employer in which a Key Employee is a participant (as well as any other plan of an Employer which enables such a plan to meet the requirements of Section 401(a)(4) or 410 of the Code); provided, however, that no minimum contribution shall be made for a Non-Key Employee under this Section for any Plan Year if the Employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such Plan Year for the Non-Key Employee in accordance with Section 416(c) of the Code. A Non-Key Employee who is not a Participant, but for whom a contribution is made pursuant to this Section, shall be accorded all of the rights and privileges of a Participant under the Plan except that no contributions (other than contributions pursuant to this Section) shall be made for or on behalf of such Non-Key Employee until he or she meets the eligibility and participation requirements of Article II.

ARTICLE X.

MISCELLANEOUS GENERAL PROVISIONS

Section 10.1 Spendthrift Provision. No right or interest of any Participant or beneficiary under the Plan may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law, and no such right or interest shall be liable for or subject to any debt, obligation or liability of such Participant or beneficiary; provided, however, that nothing herein shall prevent the payment of amounts from a Participant’s Accounts under the Plan in accordance with the terms of a court order which the Committee has determined to be a qualified domestic relations order (as defined in Section 414(p) of the Code).

Section 10.2 Claims Procedure. If any person (hereinafter called the “Claimant”) feels that he or she is being denied a benefit to which he or she is entitled under the Plan, such Claimant may file a written claim for said benefit with any member of the Committee. The Committee shall determine and notify the Claimant as to whether he or she is entitled to such benefit within 90 days of the receipt of such claim (45 days in the case of a Permanent Disability claim). In the case of a claim other than a Permanent Disability claim, the time for processing the claim may be extended for up to 90 days if special circumstances require an extension and the Committee or its designated representative furnishes the Claimant with a written notice of the extension within the initial 90-day. In the case of a Permanent Disability claim, the time for processing the claim may be extended by 30 days if circumstances beyond the control of the Plan require an extension and the Committee or its designated representative furnishes the Claimant with a written notice of the extension within the initial 45-day period, provided that the time for processing the claim may be extended for up to an additional 30 days if circumstances beyond the control of the Plan require an extension and the Committee or its designated representative furnishes the Claimant with a written notice of the second extension within the initial 30-day extension period. The notification of benefit determination shall be in writing and, if denying the claim for benefit, shall set forth the specific reason or reasons for the denial, make specific reference to the pertinent provisions of the Plan, and advise the Claimant that he or she may, within 60 days (180 days in the case of a Permanent Disability claim) of the receipt of such notice, in writing request the Committee to review such denial. In connection with such request for review, the Claimant and/or his or her duly authorized representative may examine any relevant documents and submit evidence and arguments in writing to support the granting of the benefit being claimed. The final decision of the Committee with respect to the claim being reviewed shall be made within 60 days (45 days in the case of a Permanent Disability claim) following the request for review, unless special circumstances require an extension of the time for processing the claim, in which event the period for making the determination shall be extended up to an additional 60 days (45 days in the case of a Permanent Disability claim) if the Committee or its designated representative furnishes the Claimant with a written notice of the extension within the initial period. The Committee shall in writing notify the Claimant of its final decision, again specifying the reasons therefor and the pertinent provisions of the Plan upon which such decision is based. The final decision of the Committee shall be conclusive and binding upon all parties having or claiming to have an interest in the matter being reviewed. All claims shall be administered in accordance with the provisions of Section 2560.503-1 of the Department of Labor Regulations.

Section 10.3 Maximum Contribution Limitation. Any provision of this Plan to the contrary notwithstanding, the sum of (i) the Employer contributions, (ii) the forfeitures, and (iii) the Participant contributions (excluding rollover contributions and employee contributions to a simplified employee pension allowable as a deduction, each within the meaning specified in Section 415(c)(2) of the Code), allocated to a Participant with respect to a Plan Year shall in no event exceed the lesser of $40,000 (as adjusted to take into account any cost-of-living increases authorized pursuant to Section 415(d) of the Code) or 100% of such Participant’s Compensation for that year. For the purposes of applying the limitation imposed by this Section, each Employer and its Affiliated Companies shall be considered a single employer, and all defined contribution plans (meaning plans providing for individual accounts and for benefits based solely upon the amounts contributed to such accounts and any forfeitures, income, expenses, gains and losses allocated to such accounts) described in Section 415(k) of the Code, whether or not terminated, maintained by an Employer or its Affiliated Companies shall be considered a single plan. Any amounts allocated to a Participant with respect to a Plan Year in excess of the limitation imposed by this Section shall be corrected in accordance with the rules prescribed by the Internal Revenue Service for correcting plans under its Employee Plans Compliance Resolution System, as described in Revenue Procedure 2013-12 or subsequent guidance.

Section 10.4 Employment Noncontractual. The establishment of this Plan shall not enlarge or otherwise affect the terms of any Employee’s employment with an Employer and an Employer may terminate the employment of any Employee as freely and with the same effect as if this Plan had not been adopted.

Section 10.5 Limitations on Responsibility. The Employers do not guarantee or indemnify the Trust against any loss or depreciation of its assets which may occur, nor guarantee the payment of any amount which may become payable to a Participant or his or her beneficiaries pursuant to the provisions of this Plan. All payments to Participants and their beneficiaries shall be made by the Trustee at the direction of the Committee solely from the assets of the Trust and the Employers shall have no legal obligation, responsibility or liability for any such payments.

Section 10.6 Merger or Consolidation. In no event shall this Plan be merged or consolidated into or with any other plan, nor shall any of its assets or liabilities be transferred to any other plan, unless each Participant would be entitled to receive a benefit if the plan in which he or she then participates terminated immediately following such merger, consolidation or transfer, which is equal to or greater than the benefit he or she would have been entitled to receive if the Plan had been terminated immediately prior to such merger, consolidation or transfer.

Section 10.7 Applicable Law. This Plan shall be governed and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except where superseded by federal law.

Section 10.8 USERRA Compliance. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

Section 10.9 HEART Act Compliance. In the case of a Participant who dies on or after January 1, 2007, while performing qualified military service (as defined in Section 414(u) of the Code), the survivors of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) that would have been provided under the Plan had the Participant resumed employment and then terminated employment on account of death.

IN WITNESS WHEREOF, this restated Plan has been executed by the Company as of this 15th day of December, 2014, to be effective as of January 1, 2015.

NOBLE ENERGY, INC.

By:	/s/ David L. Stover
Title: President & Chief Executive Officer

AMENDMENT NO. 1 TO THE

NOBLE ENERGY, INC. 401(k) PLAN

Pursuant to the provisions of Section 8.1 thereof, the Noble Energy, Inc. 401(k) Plan, as amended and restated effective as of January 1, 2015 (the “Plan”), is hereby amended in the following respects only:

FIRST: Effective as of January 1, 2016, Section 1.1(w) of the Plan is hereby amended by restatement in its entirety to read as follows:

(w) “Period of Service” means the sum, rounded downward to the nearest whole year, of each period of time commencing with an Employee’s Employment Date or Reemployment Date and ending on the first date thereafter a Period of Severance begins (except as provided in the “Period of Severance” definition below in the case of an Employee’s maternity or paternity leave of absence). Included in such sum to be credited to an Employee shall be each period of time during which the Employee is on an authorized leave of absence for reasons of vacation, sickness, layoff or another occasion designated and applied by an Employer or Affiliated Company on a nondiscriminatory basis, but in no event exceeding one year in length. A Period of Service also includes any Period of Severance of less than 12 consecutive months. If an Employee who has no Vested Interest incurs a One Year Break in Service, such Employee shall forfeit his or her prior Period of Service unless he or she completes an additional one-year Period of Service before the number of his or her consecutive One Year Breaks in Service equals five.

Any provision of this Plan to the contrary notwithstanding, in determining the Period of Service to be credited under the Plan (i) to a Participant who was first employed by an Employer during the 12-month period ending on October 31, 1997, any employment of such Participant by Energy Development Corporation during the 60-month period ending on October 31, 1996, shall be deemed to be employment by an Employer, provided, however, that employment by Energy Development Corporation shall not be taken into account for purposes of determining the right of such Participant to make in-service withdrawals pursuant to Section 6.7(a), (ii) to a Participant who was a participant in the Patina Oil & Gas Corporation Profit Sharing & 401(k) Plan on April 2, 2006, the number of years of such Participant’s Period of Service as of December 31, 2005, shall be equal to the number of years of service for vesting purposes credited to such Participant under the Patina Oil & Gas Corporation Profit Sharing & 401(k) Plan as of December 31, 2005, and for the 2006 Plan Year such Participant shall be credited with a one-year Period of Service if he or she either (A) completes a one-year Period of Service under this Plan for the 2006 Plan Year, or (B) would have completed a year of service for vesting purposes during the 2006 Plan Year under the provisions of the Patina Oil & Gas Corporation Profit Sharing & 401(k) Plan if the vesting service provisions of such plan applied to this Plan during the 2006 Plan Year, and (iii) to a Participant who was first employed by an Employer on January 1, 2016, any prior employment of such Participant by Rosetta Resources Operating L.P. shall be deemed to be employment by an Employer.

SECOND: Effective as of January 1, 2016, Section 1.1(bb) of the Plan is hereby amended by restatement in its entirety to read as follows:

(bb) “Pre-Tax 401(k) Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to (i) any contributions made by an Employer on behalf of such Participant pursuant to Section 3.1, other than 401(k) Contributions that are treated by an Employer as designated Roth contributions (within the meaning of Section 402A of the Code), (ii) any amounts credited to his or her Pre-Tax Account under the Previous Plan as in effect on December 31, 2014, and (iii) any amounts credited to his or her account under the Rosetta Resources Retirement Savings Plan that are transferred to this Plan and attributable to deferral contributions made to that plan.

THIRD: Effective as of January 1, 2016, Section 1.1(ii) of the Plan is hereby amended by restatement in its entirety to read as follows:

(ii) “Rollover Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to (i) any Rollover Property contributed by such Participant to this Plan pursuant to Section 3.8, (ii) any amounts credited to his or her Rollover Account under the Previous Plan as in effect on December 31, 2014, and (iii) any amounts credited to his or her account under the Rosetta Resources Retirement Savings Plan that are transferred to this Plan and attributable to rollover contributions made to that plan.

FOURTH: Effective as of January 1, 2016, Section 1.1 of the Plan is hereby amended by adding to the end thereof a new subsection to read as follows:

(tt) “Prior Employer Matching Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to any amounts credited to his or her account under the Rosetta Resources Retirement Savings Plan that are transferred to this Plan and attributable to matching employer contributions made to that plan.

FIFTH: Effective as of January 1, 2016, Section 5.1 of the Plan is hereby amended by restatement in its entirety to read as follows:

Section 5.1 Fully Vested Accounts. The amounts credited to a Participant’s Pre-Tax 401(k) Account, Roth 401(k) Account, After-Tax Account, Rollover Account, Roth Rollover Account, Transition Account and Prior Employer Matching Account shall be fully vested at all times.

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SIXTH: Effective as of April 1, 2015, Article V of the Plan is hereby amended by adding to the end thereof a new Section to read as follows:

Section 5.4 Vesting upon Certain Events. Unless sooner vested pursuant to the foregoing provisions of this Article V, the amounts credited to the Employer Matching Account and Retirement Savings Account of a Participant in the employ of an Employer shall be fully vested upon either (i) the Participant’s separation from the employment of the Employer and its Affiliated Companies as part of a Designated Reduction in Force (as defined in the Noble Energy, Inc. Severance Benefit Plan or a successor plan) or (ii) a Change of Control of Noble Energy, Inc. (as defined in the Noble Energy, Inc. Change of Control Severance Plan or a successor plan).

SEVENTH: Effective as of January 1, 2016, Section 6.7 of the Plan is hereby amended by restatement in its entirety to read as follows:

Section 6.7 In-Service Withdrawals. At any time while in the employ of an Employer or Affiliated Company, a Participant may make:

(a) A withdrawal of all or a portion of the total amount credited to his or her Employer Matching Account and/or After-Tax Account if he or she has completed a five-year Period of Service;

(b) A withdrawal of all or a portion of the amount credited to his or her fully-vested Accounts if he or she has attained the age of 59 1/2;

(c) A withdrawal of all or a portion of the amount credited to his or her Rollover Account and/or Roth Rollover Account;

(d) A withdrawal that is a qualified reservist distribution (as defined in Section 72(t)(2)(G)(iii) of the Code) of all or a portion of any amount credited to his or her Pre-Tax 401(k) Account that is attributable to deferral contributions made to the Rosetta Resources Retirement Savings Plan and transferred to this Plan; and

(e) A hardship withdrawal of (i) such amount of 401(k) Contributions credited to his or her Pre-Tax 401(k) Account and/or Roth 401(k) Account under this Plan or Pre-Tax Account under the Previous Plan after December 31, 1988, and (ii) such amount credited to his or her Pre-Tax Account under the Previous Plan as of December 31, 1988, as the Committee shall determine to be necessary to satisfy an immediate and heavy financial need of such Participant;

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provided, however, that (i) no withdrawal may be made unless notice of such withdrawal is given by the withdrawing Participant to or in the manner directed by the Committee or its designee within such period of time prior to the end of such month as the Committee may prescribe in its discretion, and (ii) no withdrawal may be made by a Participant to whom a loan from the Trust is then outstanding unless the Committee is satisfied that such loan will remain nontaxable and fully secured by the withdrawing Participant’s Vested Interest following such withdrawal. The Committee shall direct the Trustee to distribute any withdrawn amount to such Participant as soon as practicable after the valuation and adjustment of accounts at the end of said month.

A hardship withdrawal will be considered to be made on account of an immediate and heavy financial need of a Participant only if the Committee determines that such withdrawal is on account of (i) expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income), (ii) costs directly related to the purchase of a principal residence for such Participant (excluding mortgage payments), (iii) payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for such Participant or his or her spouse, children or dependents (as defined in Section 152 of the Code, but without regard to subsection (b)(1), (b)(2) and (d)(1)(B) thereof), (iv) payments necessary to prevent the eviction of such Participant from his or her principal residence or foreclosure on the mortgage of such residence, (v) payments for burial or funeral expenses for such Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, but without regard to subsection (d)(1)(B) thereof), or (vi) expenses for the repair of damage to such Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income). A hardship withdrawal will be considered to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Committee determines that (i) the amount of such withdrawal is not in excess of the amount of such need plus any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal, and (ii) such Participant has obtained all distributions and withdrawals, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Employers. Any provision of this Plan to the contrary notwithstanding, if a Participant makes a hardship withdrawal, no 401(k) Contributions shall be made on behalf of such Participant for six months after receipt of such withdrawal.

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IN WITNESS WHEREOF, this Amendment has been executed by Noble Energy, Inc. on behalf of all Employers this 22 day of December, 2015.

NOBLE ENERGY, INC.

By:	/s/ David L. Stover
Name:	David L. Stover
Title:	President & Chief Executive Officer

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AMENDMENT NO. 2 TO THE

NOBLE ENERGY, INC. 401(k) PLAN

Pursuant to the provisions of Section 8.1 thereof, the Noble Energy, Inc. 401(k) Plan, as amended and restated effective as of January 1, 2015 (the “Plan”), is hereby amended in the following respects only:

FIRST: Effective as of January 1, 2018, Section 1.1(b) of the Plan is hereby amended, in its entirety, to read as follows:

(b) “After-Tax Account” means the account established and maintained under this Plan to record (i) a Participant’s interest under this Plan attributable to amounts credited to his or her After-Tax Account under the Previous Plan as in effect on December 31, 2014, and (ii) any amounts credited to his or her account under the Clayton Williams Energy, Inc. 401(k) Plan that are transferred to this Plan and attributable to After-Tax Contributions made to that plan.

SECOND: Effective as of January 1, 2018, Section 1.1(t) of the Plan is hereby amended, in its entirety, to read as follows:

(t) The “Normal Retirement Date” of a Participant means the day such Participant attains the age of 65 years; provided, however, for any Participant who was a participant in the Clayton Williams Energy, Inc. 401(k) Plan on April 24, 2017, the Normal Retirement Date of such Participant means the day that such Participant attains the age of 59 1⁄2.

THIRD: Effective as of January 1, 2018, Section 1.1(w) of the Plan is hereby amended, in its entirety, to read as follows:

(w) “Period of Service” means the sum, rounded downward to the nearest whole year, of each period of time commencing with an Employee’s Employment Date or Reemployment Date, as applicable, and ending on the first date thereafter that a Period of Severance begins (except as provided in the “Period of Severance” definition below in the case of an Employee’s maternity or paternity leave of absence). Included in such sum to be credited to an Employee shall be each period of time during which the Employee is on an authorized leave of absence for reason of vacation, sickness, layoff or another occasion designated and applied by an Employer or Affiliated Company, but in no event exceeding one year in length. A Period of Service also includes any Period of Severance of less than 12 consecutive months. If an Employee who has no Vested Interest incurs a One Year Break in Service, such Employee shall forfeit his or her prior Period of Service unless he or she completes an additional one-year Period of Service before the number of his or her consecutive One Year Breaks in Service equals five.

Any provision of this Plan to the contrary notwithstanding, in determining the Period of Service to be credited under the Plan (i) to a Participant who was first employed by an Employer during the 12-month period ending on October 31, 1997, any employment of such Participant by Energy Development Corporation during the 60-month period ending on October 31, 1996, shall be deemed to be employment by an Employer; provided, however, that employment by Energy Development Corporation shall not be taken into account for purposes of determining the right of such Participant to make in-service withdrawals pursuant to Section 6.7(a), (ii) to a Participant who was a participant in the Patina Oil & Gas Corporation Profit Sharing & 401(k) Plan on April 2, 2006, the number of years of such Participant’s Period of Service as of December 31, 2005, shall be equal to the number of years of service for vesting purposes credited to such Participant under the Patina Oil & Gas Corporation Profit Sharing & 401(k) Plan as of December 31, 2005 and, for the 2006 Plan Year, such Participant shall be credited with a one-year Period of Service if he or she either (A) completes a one-year Period of Service under this Plan for the 2006 Plan Year or (B) would have completed a year of service for vesting purposes during the 2006 Plan Year under the provisions of the Patina Oil & Gas Corporation Profit Sharing & 401(k) Plan if the vesting service provisions of such plan applied to this Plan during the 2006 Plan Year, (iii) to any Participant who was first employed by an Employer on January 1, 2016, any prior employment of such Participant by Rosetta Resources Operating L.P. shall be deemed to be employment by an Employer, (iv) to any Participant who was hired coincident with the formation of that joint venture with Plains All American Pipeline, LP, any prior service with Blue Knight Energy Partners shall be deemed to be a Period of Service under this Plan, and (v) to any Participant who satisfied the eligibility requirements to participate in the Clayton Williams Energy, Inc. 401(k) Plan on or before December 31, 2017, any prior service credited under the Clayton Williams Energy, Inc. 401(k) Plan shall be deemed to be a Period of Service under this Plan.

FOURTH: Effective as of January 1, 2018, Section 1.1(bb) of the Plan is hereby amended, in its entirety, to read as follows:

(bb) “Pre-Tax 401(k) Account” means the account established and maintained under this Plan to record a Participant’s interest under this Plan attributable to (i) any contributions made by an Employer on behalf of such Participant pursuant to Section 3.1, other than 401(k) Contributions that are treated by an Employer as designated Roth contributions (within the meaning of Section 402A of the Code), (ii) any amounts credited to his or her Pre-Tax Account under the Previous Plan as in effect on December 31, 2014, (iii) any amounts credited to his or her account under the Rosetta

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Resources Retirement Savings Plan that are transferred to this Plan and attributable to elective deferral contributions made to that plan, and (iv) any amounts credited to his or her account under the Clayton Williams Energy, Inc. 401(k) Plan that are transferred to this Plan and attributable to any elective deferral contributions that are not treated as designated Roth contributions made to that plan.

FIFTH: Effective as of January 1, 2018, Section 1.1(ii) of the Plan is hereby amended, in its entirety, to read as follows:

(ii) “Rollover Account” means the account established and maintained under this Plan to record a Participant’s interest under this Plan attributable to (i) any Rollover Property contributed by such Participant to this Plan pursuant to Section 3.8, (ii) any amounts credited to his or her Rollover Account under the Previous Plan as in effect on December 31, 2014, (iii) any amounts credited to his or her account under the Rosetta Resources Retirement Savings Plan that are transferred to this Plan and attributable to rollover contributions made to that plan, and (iv) any amounts credited to his or her account under the Clayton Williams Energy, Inc. 401(k) Plan that are transferred to this Plan and attributable to any rollover contributions that are not separately accounted for as Roth rollover contributions made to that plan.

SIXTH: Effective as of January 1, 2018, Section 1.1(kk) of the Plan is hereby amended, in its entirety, to read as follows:

(kk) “Roth 401(k) Account” means the account established and maintained under this Plan to record a Participant’s interest under this Plan attributable to (i) any contributions made by an Employer on behalf of such Participant pursuant to Section 3.1 that are treated by an Employer as designated Roth contributions (within the meaning of Section 402A of the Code) and (ii) any amounts credited to his or her account under the Clayton Williams Energy, Inc. 401(k) Plan that are transferred to this Plan and attributable to any elective deferral contributions that are treated as designated Roth contributions made to that plan.

SEVENTH: Effective as of January 1, 2018, Section 1.1(11) of the Plan is hereby amended, in its entirety, as follows:

(ll) “Roth Rollover Account” means the account established and maintained under this Plan to record a Participant’s interest under this Plan attributable to (i) Roth Rollover Property contributed by such Participant to this Plan pursuant to Section 3.8, and (ii) any amounts credited to his or her account under the Clayton Williams Energy, Inc. 401(k) Plan that are transferred to this Plan and attributable to rollover contributions that are separately accounted for as Roth rollover contributions under that plan.

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EIGHTH: Effective as of January 1, 2018, Section 1.1(tt) of the Plan is hereby amended, in its entirety, as follows:

(tt) “Prior Employer Matching Account” means the account established and maintained under this Plan to record a Participant’s interest under this Plan attributable to (i) any amounts credited to his or her account under the Rosetta Resources Retirement Savings Plan that are transferred to this Plan and attributable to employer matching contributions made to that plan or (ii) any amounts credited to his or her account under the Clayton Williams Energy, Inc. 401(k) Plan that are transferred to this Plan and attributable to any employer matching contributions made to that plan that are not safe harbor matching contributions.

NINTH: Effective as of January 1, 2018, Section 1.1 of the Plan is hereby amended by adding to the end thereof a new subsection (uu) to read as follows:

(uu) “Safe Harbor Matching Account” means the account established and maintained under this Plan to record a Participant’s interest under this Plan attributable to any amounts credited to his or her account under the Clayton Williams Energy, Inc. 401(k) Plan that are transferred to this Plan and attributable to matching employer contributions designated as “ADP test safe harbor contributions” made to that plan.

TENTH: Effective as of January 1, 2018, Section 1.1 of the Plan is hereby amended by adding to the end thereof a new subsection (vv) to read as follows:

(vv) “Profit Sharing Contributions Account” means the account established and maintained under this Plan to record a Participant’s interest under this Plan attributable to any amounts credited to his or her account under the Clayton Williams Energy, Inc. 401(k) Plan that are transferred to this Plan and attributable to profit sharing contributions made to that plan.

ELEVENTH: Effective as of January 1, 2018, Section 5.1 of the Plan is hereby amended, in its entirety, to read as follows:

Section 5.1 Fully Vested Accounts. The amounts credited to a Participant’s Pre-Tax 401(k) Account, Roth 401(k) Account, After-Tax Account, Rollover Account, Roth Rollover Account, Transition Account, Prior Employer Matching Account, Profit Sharing Contributions Account, and Safe Harbor Matching Account shall be fully vested at all times.

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TWELFTH: Effective as of January 1, 2018, Section 6.7 of the Plan is hereby amended, in its entirety, to read as follows:

Section 6.7 In-Service Withdrawals.

(a) At any time while in the employ of an Employer or Affiliated Company, a Participant may make:

(i) A withdrawal of all or a portion of the amount credited to his or her Employer Matching Account and/or After-Tax Account if he or she has completed a five-year Period of Service;

(ii) A withdrawal of all or a portion of the amount credited to his or her fully-vested Accounts if he or she has attained the age of 59 1⁄2;

(iii) A withdrawal of all or a portion of the amount credited to his or her Rollover Account and/or Roth Rollover Account;

(iv) A withdrawal that is a qualified reservist distribution (as defined in Section 72(t)(2)(G)(iii) of the Code) of all or a portion of any amount credited to his or her Pre-Tax 401(k) Account that is attributable to deferral contributions made to the Rosetta Resources Retirement Savings Plan or to the Clayton Williams Energy, Inc. 401(k) Plan and transferred to this Plan; or

(v) A hardship withdrawal of (i) such amount of 401(k) Contributions credited to his or her Pre-Tax 401(k) Account and/or Roth 401(k) Account under this Plan, or to the Pre-Tax Account under the Previous Plan, after December 31, 1988, and (ii) such amount credited to his or her Pre-Tax Account under the Previous Plan as of December 31, 1988, as the Committee shall determine to be necessary to satisfy an immediate and heavy financial need of such Participant in accordance with applicable requirements under the Code.

Notwithstanding the foregoing provisions of this Section 6.7, (i) no withdrawal may be made unless written notice of such withdrawal is given by the withdrawing Participant in the manner directed by the Committee (or its designee) within such time period prior to the end of such month as the Committee (or its designee) may prescribe in its discretion, and (ii) no withdrawal may be made by a Participant to whom a loan from the Plan is then outstanding unless the Committee is satisfied that such loan will remain nontaxable and fully secured by the withdrawing Participant’s Vested Interest following such withdrawal. The Committee shall direct the Trustee to distribute any permitted withdrawal amount to the Participant as soon as administratively practicable after the valuation and adjustment of accounts at the end of said month.

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(b) A hardship withdrawal will be considered to be made on account of an immediate and heavy financial need of a Participant only if the Committee determines that such withdrawal is on account of (i) expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income), (ii) costs directly related to the purchase of a principal residence for such Participant (excluding mortgage payments), (iii) payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for such Participant or his or her spouse, children or dependents (as defined in Section 152 of the Code, but without regard to subsection (b)(1), (b)(2) and (d)(1)(B) thereof), (iv) payments necessary to prevent the eviction of such Participant from his or her principal residence or foreclosure on the mortgage of such residence, (v) payments for burial or funeral expenses for such Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, but without regard to subsection (d)(1)(B) thereof), or (vi) expenses for the repair of damage to such Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income). A hardship withdrawal will be considered to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Committee determines that (i) the amount of such withdrawal is not in excess of the amount of such need plus any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal, and (ii) such Participant has obtained all distributions and withdrawals, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Employers. Any provision of this Plan to the contrary notwithstanding, if a Participant makes a hardship withdrawal, no 401(k) Contributions shall be made on behalf of such Participant for six (6) months after receipt of such withdrawal.

(c) If a Participant performs service in the uniformed services of the United States (as defined in Code Section 414(u)(12)(B)) on active duty for a period of more than 30 days, the Participant will be deemed to have a severance from employment solely for purposes of eligibility for distribution of any amounts allocated to his Pre-Tax 401(k) Account and/or Roth 40(k) Account that were transferred from the Clayton Williams Energy 401(k) Plan. The Plan will not distribute such amounts on account of this deemed severance unless the Participant specifically elects to receive a benefit distribution hereunder. If a Participant elects to receive a distribution on account of this deemed severance, then the Participant may not make Pre-Tax 401(k) Contributions or Roth 401(k) Contributions during the six (6) month period beginning on the date of the distribution. If a Participant is eligible to receive a distribution of any amounts allocated to his or her Pre-Tax 401(k) Account and/or Roth 401(k) Account that were transferred from the Clayton Williams Energy 401(k) Plan under both this Section 6.7(c) and under Section 6.7(a)(iv), then the distribution will be deemed to be a qualified reservist distribution under Section 6.7(a)(iv).

THIRTEENTH: Effective as of January 1, 2018, Section 6.9 of the Plan is hereby amended, to add the phrase “or the Clayton Williams Energy 401(k) Plan on December 31, 2017,” immediately following the phrase “the Patina Oil & Gas Corporation Profit Sharing & 401(k) Plan on March 26, 2006,” where such phrase appears therein.

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IN WITNESS WHEREOF, this Amendment has been approved and executed by and on behalf of Noble Energy, Inc., and on behalf of all other Employers, on this 20 day of December 2017, to be effective as stated herein.

NOBLE ENERGY, INC.

By:	/s/ David L. Stover
Name:	David L. Stover
Title:	President & Chief Executive Officer

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Execution Copy

AMENDMENT NO. 3 TO THE

NOBLE ENERGY, INC. 401(k) PLAN

Pursuant to the provisions of Section 8.1 thereof, the Noble Energy, Inc. 401(k) Plan, as amended and restated effective as of January 1, 2015 (the “Plan”), is hereby amended in the following respects only:

Credit Prior Vesting for Participants Reemployed After a Break in Service

FIRST: Effective as of January 1, 2019, the definition of “Period of Service” in Section 1.1 (w) of the Plan is hereby amended to remove the following sentence where it appears therein:

If an Employee who has no Vested Interest incurs a One Year Break in Service, such Employee shall forfeit his or her prior Period of Service unless he or she completes an additional one-year Period of Service before the number of his or her consecutive One Year Breaks in Service equals five.

Permit Employer Match on Catch-up Contributions

SECOND: Effective as of January 1, 2019, Section 3.2 of the Plan is hereby amended and restated in its entirety as follows:

Section 3.2 Matching Contributions. In addition to the contributions made pursuant to Section 3.1:

(a) for each pay period commencing after December 31, 2014, an Employer shall make a Matching Contribution to the Plan for each Participant in an amount equal to 100% of the portion of the 401(k) Contribution (including any catch-up contributions) made by such Employer on behalf of such Participant for such period which does not exceed 6% of his or her Basic Compensation for such period; and

(b) for each Plan Year commencing after December 31,2014, an Employer shall make a Matching Contribution to the Plan for each Participant in the employ of (or on authorized leave of absence from) an Employer or Affiliated Company on the last day of such Plan Year, or whose Retirement, Permanent Disability or death occurred during that year while in the employ of (or on authorized leave of absence from) an Employer or Affiliated Company, in an amount which, when added to the Matching Contributions made for such Participant pursuant to subsection (a) of this Section for such Plan Year, equals 100% of the portion of the 401(k) Contributions (including any catch-up contributions) made by the Employers on behalf of such Participant for such Plan Year which does not exceed 6% of his or her Basic Compensation for such Plan Year while eligible to have 401(k) Contributions (including any catch-up contributions) made to the Plan.

THIRD: Effective as of January 1, 2019, Section 3.9 of the Plan is hereby amended to remove the following sentence where it appears therein:

No Matching Contributions shall be made with respect to catch-up contributions.

Provide for Automatic Distribution to an IRA for Balances Not More than $5,000

FOURTH: Effective as of April 1, 2019, Section 6.3 of the Plan is hereby amended and restated, in its entirety, as follows:

Section 6.3 Distribution of Retirement and Disability Benefits. Upon the Retirement or Permanent Disability of a Participant, the Vested Interest of such Participant shall be distributed by the Trustee at the direction of the Committee to such Participant in a single distribution; provided, however, that no such distribution shall be made to a Participant prior to his or her attainment of age 65 unless (i) such Participant elects to receive such distribution, or (ii) the value of such distribution is not more than $5,000. If the value of such distribution is not more than $5,000, it shall be distributed in accordance with Section 6.14.

FIFTH: Effective as of April 1, 2019, Section 6.5 of the Plan is hereby amended and restated, in its entirety, as follows:

Section 6.5 Distribution of Separation from Employment Benefit. If a Participant separates from the employment of an Employer or Affiliated Company for any reason other than his or her Retirement, Permanent Disability, death or transfer to the employment of another Employer or Affiliated Company, the Accounts of such Participant shall be retained in Trust and shall continue to be credited with applicable earnings as provided in Section 6.1, and the Vested Interest of such Participant shall be distributed to him or her by the Trustee at the direction of the Committee by payment of the entire amount in a single lump sum distribution as soon as practicable after such Participant’s Normal Retirement Date (or, if the Participant dies prior to such date, the Vested Interest of such Participant shall be distributed upon his or her death in accordance with Section 6.4); provided, however, that (i) each such Participant shall have the right to elect (on a form prescribed by the Committee for such purpose) to receive a cash-out distribution of his or her Vested Interest as soon as administratively practicable and (ii) the Committee shall require a distribution of any such Participant’s Vested Interest that does not exceed $5,000 in accordance with Section 6.14. Any provision of this Plan to the contrary notwithstanding, for purposes of distributing an amount credited to a Participant’s Pre-Tax 401(k) Account or Roth 401(k) Account, a Participant shall not be treated as having separated from the employment of an Employer or Affiliated Company prior to the time that such amount can be distributed from the Plan to such Participant without violating Section 401(k) of the Code.

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SIXTH: Effective as of April 1, 2019, Article 6 of the Plan is hereby amended to add the following new Section 6.14 at the end thereof:

Section 6.14 Distribution of Small Benefits. If a Participant’s Vested Interest does not exceed $5,000, distribution of the Participant’s Vested Interest shall be made as soon as administratively practicable following the Participant’s separation from employment from all Employers and Affiliated Companies (including any separation due to Retirement, Permanent Disability, or death) as follows:

(a) If a Participant’s Vested Interest does not exceed $1,000, then the Plan will distribute the Vested Interest as a lump sum cash payment to the Participant.

(b) If a Participant’s Vested Interest exceeds $1,000 but does not exceed $5,000, then the Plan will distribute the Vested Interest in a direct rollover to an individual retirement account (or Roth IRA with respect to the Participant’s Vested Interest in his or her Roth 401(k) Account and Roth Rollover Account) as designated by the Committee, unless the Participant elects either to (i) have such distribution directly transferred to an eligible retirement plan specified by the Participant in a direct rollover, or (ii) to receive the distribution directly as a lump sum cash distribution.

Amend for Changes in Law Governing Hardship Withdrawals

SEVENTH: Effective as of January 1, 2019, Section 6.7(a)(v) of the Plan is hereby amended and restated, in its entirety, as follows:

(v) A hardship withdrawal of (i) such amount of 401(k) Contributions credited to his or her Pre-Tax 401(k) Account and/or Roth 401(k) Account under the Plan, and the earnings thereon, or to the Pre-Tax Account under the Previous Plan, after December 31, 1988, and (ii) such amount credited to his or her Pre-Tax Account under the Previous Plan as of December 31, 1988, as the Committee shall determine to be necessary or appropriate to satisfy an immediate and heavy financial need of such Participant in accordance with applicable requirements under the Code.

EIGHTH: Effective as of January 1, 2019, the last two sentences of Section 6.7(b) of the Plan are hereby replaced, in their entirety with the following new sentence, as follows:

A hardship withdrawal will be considered to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Committee determines that (i) the amount of such withdrawal is not in excess of the amount of such need plus any additional amount necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal, and (ii) such Participant has obtained all distributions and withdrawals, other than hardship withdrawals, which are available under the Plan.

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Timing of Death Distributions

NINTH: Effective as of January 1, 2019, the first sentence of Section 6.2 of the Plan is hereby amended and restated, in its entirety, as follows:

Distribution to a Participant under this Article shall be made no later than 60 days after the end of the Plan Year during which such Participant becomes entitled to distribution pursuant to this Article.

TENTH: Effective as of January 1, 2019, Section 6.4 of the Plan is hereby amended and restated, in its entirety, as follows:

Section 6.4 Distribution of Death Benefit. Upon the death of a Participant, the Vested Interest of such Participant shall be distributed by the Trustee at the direction of the Committee in a single distribution to such Participant’s beneficiary or beneficiaries determined in accordance with this Section.

(a) Spousal Consent Requirement. Any amount payable under the Plan upon the death of a married Participant shall be distributed to the surviving spouse of such Participant unless such Participant designates otherwise with the written consent of his or her spouse on a form prescribed by the Committee which is witnessed by a member of the Committee or a notary public.

(b) Designated Beneficiary. Any amount payable under the Plan upon the death of a Participant who is not married, or who is married but has validly designated a beneficiary other than his or her spouse in accordance with the spousal consent requirements described in paragraph (a) above, shall be distributed to the beneficiary or beneficiaries designated by such Participant. Such designation of beneficiary or beneficiaries shall be made in writing on a form prescribed by the Committee and, when filed with or as otherwise directed by the Committee, shall become effective and remain in effect until changed by the Participant by the filing of a new beneficiary designation form with or as otherwise directed by the Committee. In the case of a Participant for whom assets are transferred to this Plan from another plan, the Participant’s beneficiary designation under the transferring plan shall serve as the Participant’s beneficiary designation for the purposes of this Plan until superseded by a subsequent beneficiary designation made in accordance with the provisions of this Section.

(c) Default Beneficiary. If an unmarried Participant fails to designate a beneficiary, or in the event all of a Participant’s designated beneficiaries are individuals who predecease such Participant, then the Committee shall direct the Trustee to distribute the amount payable under the Plan to such Participant’s surviving spouse, if any, but if none, to such Participant’s estate.

(d) Disclaimer. Any provision of this Plan to the contrary notwithstanding and to the extent permitted by applicable law, the Committee may, in its discretion and on a uniform and nondiscriminatory basis, accept a qualified disclaimer that meets the requirements of Section 2518(b) of the Code and includes such other provisions as the Committee may require from the disclaimant.

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(e) Timing.

(i) If the Participant dies before his “required beginning date”, as such term is defined in Code Section 401(a)(9)(C), the lump sum distribution to a beneficiary under this Section shall be made no later than the December 31 of the calendar year which contains the fifth anniversary of the date of the Participant’s death.

(ii) If the Participant dies after his “required beginning date”, as such term is defined in Code Section 401(a)(9)(C), and had already received at least the minimum amount required to be distributed under Code Section 401(a)(9) for the year of his death, the lump sum distribution to a beneficiary under this Section shall be made no later than December 31 of the year next following the year in which the Participant died.

(iii) If the Participant dies after his “required beginning date”, as such term is defined in Code Section 401(a)(9)(C), and had not received at least the minimum amount required to be distributed under Code Section 401(a)(9) for the year of his death, the beneficiary will receive the required minimum distribution amount for the year of the Participant’s death by no later than December 31 of such year, and will receive a lump sum distribution of the remainder no later than December 31 of the year next following the year in which the Participant died.

Amendment Provisions

ELEVENTH: Effective as of January 1, 2019, Section 8.1 of the Plan is hereby amended and restated in its entirety, to read as follows:

Section 8.1 Amendment.

(a) The Board of Directors of the Company (the “Board”) shall have the right and power at any time, and from time to time, to amend this Plan, in whole or in part, in its discretion and on behalf of all Employers. Any such amendment made by the Board shall be made by or pursuant to a resolution duly adopted by the Board and shall be evidenced by such resolution or by a written instrument executed by such person as the Board shall authorize for such purpose.

(b) The Compensation Committee of the Board (the “Compensation Committee”) shall have the right and power at any time, and from time to time, to amend the provisions of Sections 3.2, 3.3 and 3.10, in its discretion, to provide for such Contributions as the Compensation Committee may deem to be appropriate for the purposes of the Plan. Any such amendment made by the Compensation Committee shall be made by or pursuant to a resolution duly adopted by the Compensation Committee and shall be evidenced by such resolution or by a written instrument executed by such person as the Compensation Committee shall authorize for such purpose.

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(c) The Chief Executive Officer of the Company (the “CEO”) and the lead executive of the Company’s Human Resources Department (the “HR Executive”) acting together, shall have the right and power at any time and from time to time to adopt on behalf of all Employers: (i) any amendment, the adoption of which is a condition for reliance upon a favorable determination letter or a compliance statement issued by the Internal Revenue Service; (ii) any amendment that is required to be adopted for the Plan to satisfy the tax qualification requirements of the Code; (iii) any amendment that is required to be adopted for the Plan to satisfy the requirements of ERISA or other applicable law; or (iv) any amendment that the CEO and HR Executive determine, in good faith, will not increase or decrease the cost of any Employer’s contributions to the Plan by more than one percent (1%).

(d) With the consent of the Board and subject to such procedure as it may prescribe, the board of directors of each Employer shall have the right and power at any-time, and from time to time, to amend this Plan, in whole or in part, with respect to the Plan’s application to the Participants of the particular amending Employer and the assets held in the Trust for their benefit, or to transfer such assets or any portion thereof to a new trust for the benefit of such Participants. However, in no event shall any amendment or new trust permit any portion of the trust fund to be used for or diverted to any purpose other than the exclusive benefit of the Participants and their beneficiaries, nor shall any amendment or new trust reduce a Participant’s Vested Interest under the Plan. The Company shall in writing notify the Committee of any amendment to the Plan. No amendment shall be effective to the extent it eliminates or reduces any Plan benefits or rights that are protected under Section 411(d)(6) of the Code, unless (i) such protected benefits or rights are preserved with respect to benefits accrued to the date of such amendment or (ii) such reduction or elimination is otherwise permitted under the Code or by the Internal Revenue Service.

Update Claims Procedures for U.S. Dept. of Labor Disability Claims Regulations

TWELFTH: Effective as of April 1, 2018, Section 10.2 of the Plan is hereby amended and restated in its entirety, to read as follows:

Section 10.2 Claims Procedure.

(a) Initial Claim for Benefits and Timing. Each Claimant must submit his or her claim for benefits to the Committee in such form as is provided or approved by such Committee. For purposes of these Claims Procedures, the term “Claimant” means a Participant, the Participant’s authorized representative, or anyone else entitled to benefits under the Plan (such as a beneficiary in the event of the Participant’s death) who is making a claim for benefits under the Plan.

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A Claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to his or her filing a claim and exhausting his or her rights under these procedures. When a claim for benefits has been filed properly, such claim shall be evaluated and the Claimant shall be notified by the Committee (or its agent) of its approval or denial within a reasonable period of time but not later than ninety (90) days after the Committee’s receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the Claimant by the Committee (or its agent) prior to the termination of the initial ninety (90) day period which shall specify the special circumstances requiring an extension and the date by which a final decision is expected to be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the claim was received by the Committee).

(b) Content of Denial Notice. If a claim is denied, in whole or in part, the Claimant shall be given written notice which shall contain (1) the specific reason(s) for the denial, (2) reference to the specific Plan provision(s) upon which the denial is based, (3) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary, and (4) a description of the Plan’s appeal procedure and its applicable time limits, as set forth herein, including a statement of the Claimant’s rights to bring a civil action under Section 502(a) of ERISA following an adverse determination on appeal.

(c) Appeal of Claim Denial. The purpose of the review procedure set forth in this Section is to provide a procedure by which a Claimant under the Plan may have a reasonable opportunity to appeal a denial of a claim for a full and fair review. If a claim is denied, in whole or in part (or if within the time periods prescribed in Section 10.2(a) above the Committee or its agent has not furnished the Claimant with a denial and the claim is therefore deemed denied), and if the Claimant wishes to appeal the denial, the Claimant must file a written request with the Committee within sixty (60) days after the date on which the Claimant received written notification of the denial that the Committee conduct a full and fair review of the denial of the claim for benefits, which shall include a hearing if deemed necessary by the Committee.

(d) Review Requirements. The Claimant shall have the opportunity to submit written comments, documents, records, and other information relevant to the Claimant’s claim for benefits. The review shall take into account all such comments, documents, records, and other information submitted by the Claimant, without regard to whether such information was submitted or considered in the initial benefit determination.

(e) Decision on Review. The decision on review of a denied claim shall be made in the following manner:

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(i) The decision on review shall be made and be communicated to the Claimant within a reasonable period of time but not later than sixty (60) days after the Committee receives the request for review unless the Committee determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim. If the Committee determines that an extension of time is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60)-day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

(ii) The decision on review shall be set forth in a manner calculated to be understood by the Claimant, shall be in writing (or electronically in conformance with ERISA), and shall include: the specific reason(s) for the decision, reference to the specific Plan provision(s) on which the decision is based, a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits (as defined below), and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.

(iii) In the event that the decision on review is not furnished within the time period set forth in this Section, the claim shall be deemed denied on review.

For purposes of these procedures, a document, record, or other information shall be considered “relevant” to a claim if it:

(A) Was relied upon in making the benefit determination;

(B) Was submitted, considered, or generated in the course of making the benefit determination, without regard to whether it was relied upon in making the benefit determination;

(C) Demonstrated compliance with the administrative processes and safeguards designed to ensure and to verify that benefit determinations are made in accordance with Plan document and Plan provisions have been applied consistently with respect to all Claimants; or

(D) Constituted a statement of policy or guidance with respect to the Plan concerning the denied benefit.

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(f) Disability Claims and Appeals. In the event a claim or appeal for benefits involves a determination of Disability, the following additional/different procedures apply. The following procedures are limited to claims where benefits are based on Disability and the Committee is determining whether the Claimant satisfies the Plan’s definition of Disability (e.g., where the Plan is not relying on an independent determination, such as qualifying for Social Security disability benefits or where the Claimant’s eligibility for disability benefits is determined under the Employer’s long term disability program). These procedures will also apply to a rescission, which is a retroactive cancellation or termination of entitlement to disability benefits.

(i) The period during which a Claimant shall be notified of an initial claim approval or denial, as addressed in Section 10.2(e)(i) above, shall be forty-five (45) days (instead of ninety (90) days), and any necessary extension shall be limited to an additional thirty (30) days (instead of an additional ninety (90) days). An additional thirty (30) day extension will be available provided that the Committee notifies the Claimant prior to the expiration of the first thirty (30) day extension of the circumstances requiring the extension and the date by which a decision is expected to be rendered. In the case of either thirty (30) day extension under this paragraph, the extension must be determined by the Committee to be due to matters beyond the control of the Plan, and the notice of extension shall explain the standards on which entitlement to the benefit is based, the unresolved issues that prevent a decision, and any additional information needed to resolve those issues.

(ii) For purposes of Section 10.2(e)(i) above, forty-five (45) days will apply instead of (60) days.

(iii) In the event of an adverse benefit determination, the Committee shall provide the Claimant with:

(A) a statement that the Claimant has the right to receive, upon request and free of charge, the entire claim file, including reasonable access to, and copies of, all documents, records and other information relevant (as determined under 10.2(e) above) to the Claimant’s claim for benefits;

(B) if the adverse benefit determination is based upon an internal rule, guideline, protocol, or other similar criterion, the specific rule, guideline, protocol, or other similar criterion that was relied upon in making the adverse benefit determination;

(C) if the adverse benefit determination is not based upon an internal rule, guideline, protocol, or other similar criterion, the notification shall contain a statement that no such rule guideline, protocol, or other similar criterion exists;

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(D) if the adverse benefit determination is based upon a medical necessity or experimental and/or investigational treatment or similar exclusion or limit, either (i) an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or (ii) a statement that such explanation will be provided free of charge upon request; and

(E) a discussion of the decision, including an explanation of the basis for disagreeing with or not following one or more of the following: (i) the views of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant that were presented by the Claimant to the Plan, (ii) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant’s claim denial, without regard to whether the advice was relied upon in making the benefit determination, and (iii) a Social Security Administration disability determination regarding the Claimant that was presented to the Plan by the Claimant.

(iv) With respect to any appeal of a denial of a claim, as addressed in Section 10.2(c) above, a Claimant shall have one hundred and eighty (180) days following the receipt of written notification of denial in which to appeal to the Committee (instead of sixty (60) days). Review of the appeal will not afford deference to the initial adverse benefit determination, and will be conducted by an appropriate named fiduciary who is not the person who made the initial adverse benefit determination or a subordinate of such person. In the case of a rescission of coverage, the Claimant must request a review within ninety (90) days of the notice.

(A) If the Committee considers, relies upon or creates any new or additional evidence during the review of the adverse benefit determination, the Plan will provide such new or additional evidence to the Claimant, free of charge, as soon as possible and sufficiently in advance of the time within which a determination on review is required to allow the Claimant time to respond.

(B) Before the Plan issues an adverse benefit determination on appeal that is based on a new or additional rationale, the Claimant must be provided a copy of the rationale at no cost to the Claimant. The rationale must be provided as soon as possible and sufficiently in advance of the time within which a final determination on appeal is required to allow the Claimant time to respond.

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(C) In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, the Committee shall consult with a health care professional with the appropriate training and expertise in the field of medicine involved in the medical judgment, and provide for the identification of medical or vocational experts whose advice was obtained on behalf of the Plan. Any health care professional engaged for the purpose of the consultation referenced in the immediately preceding sentence shall not be a person who was consulted in connection with the initial adverse benefit determination (or the subordinate of such person).

(v) In the event of an adverse benefit determination on appeal, the Committee shall provide the Claimant with:

(A) if the adverse benefit determination on appeal is based upon an internal rule, guideline, protocol, or other similar criterion, the specific rule, guideline, protocol, or other similar criterion that was relied upon in making the adverse benefit determination on appeal;

(B) if the adverse benefit determination on appeal is not based upon an internal rule, guideline, protocol, or other similar criterion, the notification shall contain a statement that no such rule guideline, protocol, or other similar criterion exists;

(C) if the adverse benefit determination on appeal is based upon a medical necessity or experimental and/or investigational treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided, free of charge, upon request;

(D) the following statement: “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor office and your state insurance regulatory agency”; and

(E) a discussion of the decision, including an explanation of the basis for disagreeing with or not following one or more of the following: (i) the views of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant that were presented by the Claimant to the Plan, (ii) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant’s claim denial, without regard to whether the advice was relied upon in making the benefit determination, and (iii) a Social Security Administration disability determination regarding the Claimant that was presented to the Plan by the Claimant.

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(g) Condition to Filing Lawsuits. If the Claimant decides to file a lawsuit in court regarding a denial of a claim for benefits, the Claimant must file the suit no later than one hundred eighty (180) days after the Plan’s final decision denying such claim.

(h) Additional Provisions. In the case of a claim for disability benefits, the Claimant is not required to file more than two appeals of an adverse benefit determination prior to bringing a civil action under Section 502(a) of ERISA. No mandatory arbitration of adverse benefit determinations will be conducted unless the arbitration is conducted as one of the two appeals required to be filed before the Claimant may bring a civil action under ERISA. If such arbitration is conducted, the Claimant is not precluded from challenging the decision under Section 502(a) of ERISA or other applicable law.

Note: All decisions made by the Plan Administrator and the Committee under the Plan, including determinations regarding eligibility and benefits, will be final and conclusive on all Claimants, Participants, beneficiaries and other interested persons, subject only to the above claims and appeals procedures.

[Signature page follows.]

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IN WITNESS WHEREOF, this Amendment has been confirmed, approved and executed, by and on behalf of Noble Energy, Inc., and on behalf of all other Employers under the Plan, on this 20th day of December 2018, to be effective as stated herein.

NOBLE ENERGY, INC.

By:	/s/David L. Stover
Name: David L. Stover
Title: President & Chief Executive Officer

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AMENDMENT NO. 4 TO THE

NOBLE ENERGY, INC. 401(K) PLAN

Pursuant to the provisions of Section 8.1 thereof, the Noble Energy, Inc. 401(k) Plan, as amended and restated effective January 1, 2015 (the “Plan”), is hereby amended in the following respects only:

FIRST: The following sentence is hereby added to the end of Section 4.2 of the Plan:

Notwithstanding any provision to the contrary, any Participant who terminates employment with Noble Energy, Inc. prior to the closing of the transactions contemplated by that Agreement and Plan of Merger, dated as of July 20, 2020, among Chevron Corporation, Chelsea Merger Sub Inc. and Noble Energy, Inc. (the “Closing”) may not transfer any investment into the Company Stock investment option on or after Closing.

IN WITNESS WHEREOF, this Amendment No. 4 has been confirmed, approved and executed by and on behalf of Noble Energy, Inc., and on behalf of all other Employers under the Plan, on this 30th day of September, 2020, to be effective as stated herein.

NOBLE ENERGY, INC.

By:	/s/David L. Stover
Name: David L. Stover
Title: Chairman and Chief Executive Officer